Exhibit 99.1 2022 SUSTAINABILITY REPORT Making a Premier Impact

TABLE OF CONTENTS LETTER FROM OUR PRESIDENT AND CEO 3 OVERVIEW 4 ABOUT US 5 OUR APPROACH TO SUSTAINABILITY 6 ABOUT THIS REPORT 9 2022 ESG HIGHLIGHTS 10 2022 AWARDS AND RECOGNITION 11 ETHICS AND COMPLIANCE 12 ETHICS AND COMPLIANCE 13 ENTERPRISE RISK MANAGEMENT AND BUSINESS CONTINUITY 14 CYBER RISK MANAGEMENT, DATA SECURITY AND CUSTOMER PRIVACY 15 GOVERNMENT AFFAIRS AND ADVOCACY 17 OUR PEOPLE AND CULTURE 18 OUR PEOPLE FIRST PHILOSOPHY 19 RECRUITMENT, ENGAGEMENT AND RETENTION 20 TALENT DEVELOPMENT 21 DIVERSITY, EQUITY, INCLUSION AND BELONGING 22 EMPLOYEE HEALTH AND SAFETY 24 IMPROVING COMMUNITY HEALTH 25 IMPROVING PATIENT OUTCOMES COST-EFFECTIVELY 26 HEALTH EQUITY PLANNING INITIATIVE AND COLLABORATIVE 26 SUPPORTING THE MEDICALLY UNDERSERVED 27 IMPROVING HEALTH THROUGH COMMUNITY DEVELOPMENT 27 RESPONSIBLE SUPPLY CHAIN 30 SUPPLY CHAIN SERVICES 31 ETHICS AND COMPLIANCE 32 PRODUCT QUALITY AND SAFETY 32 SUPPLY CHAIN ENVIRONMENTAL CONSIDERATIONS 34 SUPPLIER DIVERSITY 35 SUPPLIER RESILIENCY AND DISASTER RESPONSE 36 FORWARD-LOOKING STATEMENTS ENVIRONMENTAL MANAGEMENT 37 This report contains forward-looking statements that are based on Premier’s current expectations and beliefs. All statements, other than statements of historical MANAGING OUR CLIMATE IMPACT 38 fact, are statements that could be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements involve known and unknown risks, uncertainties, and other factors that may be out of the company’s control and could cause actual results to APPENDIX 41 ESG DATA TABLE 42 differ materially from future results expressed or implied by those statements. Premier disclaims any intention or obligation to update or revise forward-looking SUSTAINABILITY ACCOUNTING STANDARDS BOARD (SASB) 44 statements, whether as a result of new information, future events or otherwise. U.N. SUSTAINABLE DEVELOPMENT GOALS (SDGS) 49 ESG MATERIALITY ASSESSMENT DEFINITIONS 50 All metrics in this report are based on internal company data and estimates unless otherwise noted. 2

Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management a materiality assessment to better understand the ESG actions that encourage our teams to think bigger and We continue to strengthen our risk management and factors that our stakeholders believe are most relevant work as diverse teams to solve complex challenges, data privacy programs. Overseen directly by our Board, to our business success and value creation. The analysis execute with excellence and ardently self-manage our risk management and data security programs are helped identify the ESG topics that we believe require performance. In addition, we scaled our commitment guided by a robust plan designed to minimize disruptions greater resources and measurement to ensure that we to diversity by partnering with 27 health system and ensure privacy protection in the event of a natural are accountable for advancing our sustainability members in a new supplier diversity pledge, committing disaster, cyber attack or other emergency. Key business practices. In addition, Premier’s Board of Directors made to measure and aggressively improve purchasing continuity and infrastructure recovery capabilities are the decision to include certain ESG measures as part of through diverse companies. validated through security drills, third-party audits, our annual incentive compensation plan – linking cyber maturity assessments and mock event drills progress on core ESG goals to all employees’ Premier is committed to sourcing safe, effective, that are run at least annually to ensure changing with potential compensation. high-quality products. Premier works hard to offer our the current risk environment. members a broad array of environmentally friendly LETTER FROM What follows are highlights of the numerous ways ESG products. As part of that commitment, Premier collects Building on a solid foundation, we made good progress in practices guide us in our newly defined priority areas, a host of data points to help members pinpoint and 2022, and we know we have much more to do. We are OUR PRESIDENT how they are embedded in our business and enable us avoid products that may contain potentially harmful fully committed to further embedding ESG practices into to create value by better supporting our members and chemicals or other environmentally damaging our business practices to transform healthcare and make AND CEO other stakeholders, including the communities we serve. components. In addition, we vet suppliers' safety and the world a better place. On behalf of Premier’s 2,600 employees and our Board regulatory compliance records and product performance of Directors, I am delighted to present Premier’s 2022 Integrity and business ethics are fundamental to as part of our bid process. For products we directly Sincerely, Sustainability Report. Premier. Our Board sets exacting standards for our source, we deploy a rigorous quality and inspection employees, contractors, suppliers, members and program that leverages industry best practices to deliver Environmental, social and governance (ESG) practices directors based upon our philosophy regarding the safe and effective, high-quality products, all while driving are core to who we are as a company and interwoven importance of sound corporate governance. Named tangible savings. Michael J. Alkire ® with our mission to improve the health of communities. as one of the World’s Most Ethical Companies by the President and CEO ® Together with our values, ESG practices are the Ethisphere Institute for the 15th consecutive year, We strive to reduce our environmental impact. Premier October 19, 2022 guideposts we use to ensure that our strategy to deliver we have been repeatedly recognized for our continually works toward sustainable operations, as long-term growth and value creation also results in a commitment to achieve Premier’s growth goals demonstrated by our environmental policy, newly positive and sustainable global impact. through ethical best practices. adopted in 2022. We also recently assessed our greenhouse gas (GHG) emissions to baseline our carbon Underscoring this point, in October 2021, Premier Premier is committed to health and wellness solutions footprint for Scope 1 and 2 GHG emissions. As part of established a formal, Board-driven process for managing for a diverse world. Our Diversity, Equity, Inclusion and our ongoing focus to minimize our environmental and reporting how we are incorporating and leveraging Belonging (DEIB) program focuses on a two-pronged impact, we will continue to enhance GHG measurement ESG practices across our business. In elevating ESG, or approach: (1) developing talent with a greater diversity of to assess Scope 3 GHG emissions in 2023 to advance sustainability, to the highest levels of our company, we thought and perspectives, and (2) multiplying our efforts our environmental efforts. believe we are sending a clear message to our by harnessing the collective power of our members. In stakeholders about the importance of these practices. 2022, Premier rolled out the One Premier Growth In 2022, we advanced our efforts further by undertaking Mindset, a system of agreements, values, skillsets and

IN THIS SECTION ABOUT US OUR APPROACH TO SUSTAINABILITY ABOUT THIS REPORT 2022 ESG HIGHLIGHTS 2022 AWARDS AND RECOGNITION Making a Premier Impact At Premier, we’re reinventing the next generation of healthcare, using every tool in our arsenal to improve health outcomes and lower costs. OVERVIEW

Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management COMMITTED TO MAKING A DIFFERENCE Sustainability is at the heart of our mission, culture and business practices. Transforming healthcare is more than our goal — it’s in our DNA. At Premier, we’re dedicated to ensuring better healthcare and making a positive impact on society. ABOUT US OUR OUR MISSION VISION PREMIER AT A GLANCE Premier is a leading healthcare improvement company uniting an alliance of more than 4,400 U.S. hospitals and health To improve the health of communities. Through the collaborative power of the systems and nearly 250,000 other providers and organizations to transform healthcare from the inside out – making it Premier alliance, we will lead the transformation to smarter, faster and better. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and high-quality, cost-effective healthcare. other services, we enable better healthcare and outcomes at lower costs. We play a critical role in the rapidly evolving healthcare industry, helping to shape everything from healthcare policy for populations to quality of life for patients. We do this by collaborating with our members and leveraging the power of our data and technology and consulting platform to co-develop innovative, long-term solutions that are reinventing and improving the way care is delivered to patients nationwide. OUR VALUES Innovation Integrity MORE THAN MORE THAN APPROXIMATELY Seeking breakthrough opportunities, taking risks Integrity of the individual, the enterprise and the alliance. DATA ON MORE THAN and initiating meaningful change. Focus on People Passion for Performance U.S. hospitals and annual group Demonstrating respect for all, and mutual commitment to alternate A passion for performance and a bias for action, creating the success of the alliance, our employees, our business health systems are sites/other U.S. HOSPITAL purchasing real value for all stakeholders and leading the pace. 1 partners and the communities we serve. provider 2 PREMIER DISCHARGES volume 1 1 organizations MEMBERS 1 As of June 30, 2022. 5 2 For CY2021.

Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

OUR APPROACH TO SUSTAINABILITY

MAKING A PREMIER IMPACT

Premier's sustainability strategy reflects the intersection of our mission to improve the health of communities and our business strategy anchored in revolutionizing healthcare. Our approach is centered on the environmental, social and governance (ESG) areas most critical to our stakeholders and guides how we aim to make a sustainable, positive impact for our communities, employees, partners, suppliers and the environment ***– a Premier Impact***. We believe that our long-term financial success and our sustainability strategy are interdependent and start with our unique culture – one that is committed to making a difference in all that we do.

CREATING SUSTAINABLE VALUE

By leveraging the powerful combination of our unique partnerships with health systems and our unmatched data and technology and services platform, we aim to lead the transformation to higher quality, more cost-effective healthcare.

Our core ESG principles are embedded in how we operate and empower our members and other customers to deliver better healthcare, advance social responsibilities and improve environmental impacts.

Our ESG priorities are aligned with five strategic pillars: (i) Ethics and Compliance, (ii) Our People and Culture, (iii) Improving Community Health, (iv) Responsible Supply Chain, and (v) Environmental Stewardship.

We believe that our commitment in these strategic areas will create long-term value for our stakeholders, achieve sustainable business success, and, ultimately, improve the health of our communities. Our 2022 Sustainability Report details the work we do every day to advance our ESG initiatives and highlights the progress we made over the past year thanks to the dedication of our employees.

IDENTIFYING OUR ESG PRIORITIES

Our sustainability strategy is informed by insights gleaned from a recent materiality assessment of various ESG factors and our engagement with stakeholders inside and outside Premier. Throughout this report, we provide information on relevant governance and initiatives related to these priority areas as part of our continued commitment to ESG.

Materiality Assessment of ESG Priorities

In early 2022, Premier conducted a materiality assessment, led by a third-party sustainability expert, to better understand the ESG topics most relevant to our long-term operational and financial success and to inform long-term our strategic approach in managing these areas. The materiality assessment began with a list of hundreds of ESG factors and ultimately narrowed these down to the most relevant to Premier and our industry.

The importance of each ESG factor to both external and internal stakeholders was then assessed to incorporate leading ESG frameworks and standards, ESG rating agencies, industry norms and peer best practices, and stakeholder surveys. The assessment identified 24 high-priority topics for our stakeholders. The results of this materiality assessment will help guide our approach to ESG and ensure that we effectively allocate resources to the areas that matter most to our stakeholders and are most relevant to the long-term success of our business and value creation.

By applying in-depth analysis of the insights that we gained through the materiality assessment, we believe Premier is well positioned to execute our commitment to better understand and improve environmental, social and economic progress within the key focus areas of our ESG program. We plan to review and enhance the program as appropriate based on the evolution of our business and feedback from our stakeholders. See the *Appendix* for a complete list of definitions for all 24 ESG factors.

ETHICS AND COMPLIANCE — We are committed to strong corporate governance, ethical behavior and responsible business practices that build trust and promote the long-term interests of our stakeholders.

OUR PEOPLE AND CULTURE — To effectively transform healthcare, we aim to build a culture of high-performing individuals, leaders and teams with a "People First Growth Mindset," living our core values and maintaining a high level of employee engagement and retention.

IMPROVING COMMUNITY HEALTH — Our mission is to improve the health of communities. We enable our member healthcare providers and other customers to deliver higher-quality healthcare by leveraging our data and analytics capabilities, resulting in improved health outcomes and lower costs.

RESPONSIBLE SUPPLY CHAIN — We enable our members to provide better healthcare and improved outcomes at a lower cost for patients by improving the quality, efficiency, sustainability and resiliency of the healthcare supply chain and leveraging our industry-leading technology capabilities powered by one of the nation's largest repositories of clinical, operational and financial data.

ENVIRONMENTAL STEWARDSHIP — As part of our efforts to improve the health of our communities, we pursue both eco-friendly practices throughout our operations and advance solutions to help our members minimize their environmental footprint.

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Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management As part of our approach to sustainability, we engage with a variety of internal and external stakeholders LEARNING FROM whose support is critical to the long-term success of our business or who are materially impacted by Engaging with Our Key Stakeholders our business operations. Our stakeholders' perspective and feedback help to inform, prioritize and OUR STAKEHOLDERS An essential aspect of managing our ESG initiatives is continuously improve our ESG strategy. the comprehensive approach we take to stakeholder engagement. We believe that creating value for all stakeholders — both internal and external — is critically important for our long-term business success. Healthcare Provider Members Political Regulators and Other Customers and Advocates We frequently engage with our stakeholders to help build a deeper understanding of key ESG topics and We continually engage with our healthcare provider members and other Our Government Affairs team engages with legislators, regulators and accelerate progress on our initiatives. Our engagement customers to solicit feedback across several critical ESG topics, including key government decision-makers on ESG-related issues and seeks includes a mix of open dialogue, collaboration and product quality and safety, climate change and environmental risks, supply opportunities to provide regular input into government reviews related transparent disclosure. We listen and learn from our chain resiliency and diversity, customer privacy and business continuity. We to healthcare policies. stakeholders and use their input to inform, shape and engage with our members and other customers through industry advance our ESG strategy. We value stakeholder views conferences, newsletters, surveys, forums and advisory groups. and insights and believe that positive, two-way conversation builds informed relationships that promote transparency and accountability. Group Purchasing Organization Communities and Direct Sourcing Suppliers We engage and partner with community members and non-profit organizations to align their needs with Premier’s philanthropic support, Whether through committee gatherings, industry conferences or in-person employee volunteerism and innovative solutions to support and provide meetings, we diligently engage with group purchasing organization (GPO) underserved communities with healthcare improvements, economic and direct sourcing suppliers to help us identify innovative, sustainable empowerment and health equity. sourcing options, foster a diverse supply chain, and conduct due diligence As part of our overall stewardship that assesses environmental considerations, human rights, cybersecurity engagement efforts, we meet with and other ESG factors. our stockholders to discuss our ESG practices and initiatives. Over the Financial Community Employees past year, we reached out to We regularly communicate with investors and equity research analysts Our employees are foundational to Premier’s success and their feedback stockholders representing through industry conferences, earnings calls and one-on-one meetings and helps shape our business decisions and advance our purpose-led strategy website disclosures to discuss our ESG initiatives and progress in the areas to improve the health of our communities. We are intentional in creating approximately 52% of our total of climate change, cybersecurity and data privacy, executive compensation opportunities for employees at all levels to provide input into our ESG Class A common shares outstanding, and board composition, talent management, and employee diversity as well practices and strategy on topics such as workplace flexibility, DEIB and as other ESG- and business-related topics that are important to the professional development. We gather valuable feedback through frequent and our stewardship team met with financial community. employee engagement throughout the year with surveys, newsletters, stockholders representing more than employee resource groups and team meetings. 37% of our common stock. 7

Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management The Nominating and Governance Committee (NGC) has The ESG Steering Committee plays a key role in ESG GOVERNANCE primary responsibility for ESG oversight and periodically championing and governing our overall sustainability As a whole and through its standing committees, our Board of Directors (Board) works closely with our executive reports to the full Board regarding ESG matters, such as: strategy and priorities. The ESG Steering Committee is management team to oversee our ESG initiatives and sustainable business practices. Our Board is committed to directed by our Vice President of Investor Relations and + Monitoring and evaluating programs and policies ensuring proper governance and management accountability of policies and operational processes to effectively is comprised of cross-functional leaders who meet relating to ESG matters. manage relevant ESG matters in a manner that advances the long-term success of our business, as outlined below. quarterly to develop and drive Premier’s sustainability objectives. The ESG Steering Committee provides + Periodically reviewing performance related to ESG quarterly updates to the NGC on our ESG program, issues, including progress toward the achievement RESPONSIBLE PARTY OVERSIGHT AREAS FOR ESG MATTERS emerging trends and stakeholder engagement. of ESG goals. All enterprise risk management of ESG-related areas (strategic, operational, For more information, please see our Board committee Board of Directors + Overseeing corporate communication plans and financial, legal, information technology and reputational). composition and charters under Corporate Governance any sustainability or similar reports in connection in the Investors section of our corporate website. Nominating and Corporate governance and ESG oversight of programs and policies, progress of initiatives, with ESG initiatives. Governance Committee external disclosures, and shareholder trends. + Considering and monitoring trends, shareholder Audit and Financial, legal and regulatory compliance and cybersecurity and ethical risks, concerns and emerging issues related to ESG that Compliance Committee including metrics and disclosures of ESG-related matters. affect Premier and its industry; consulting with management; and making recommendations to Corporate compensation philosophy and structure at all employee levels and Compensation Committee the Board regarding overall ESG matters. policies relating to ESG matters. 8

Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

Risk Management of ESG Factors

One of our Board's responsibilities includes playing an active role in effective governance and management of our environmental and social risks inherent in our business model and industry. The leadership structure of our Board is intended to support and promote effective enterprise risk management and oversight of areas related to information security and privacy, supply chain management, human capital management, and business ethics and compliance. For more information, please see the Risk Management and Business Continuity section of this report or our Proxy Statement which can be found in the ***Investors*** section of our website.

Governance and Board Diversity

Our Board is comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds that reflect the strategic needs of our business and the nature of the environment in which we operate. We recognize and value the benefits that diversity can bring to our Board, our organization and our stockholders. As of June 30, 2022, 40% of our Board is comprised of diverse directors.

Diversity is an important factor considered by the NGC in recruiting new directors, consistent with our Corporate Governance Guidelines and Proxy Statement, which can be found in the ***Investors*** section of our corporate website. We believe diversity on our Board also helps to advance our corporate leadership diversity and overall DEIB strategy. For more information, please see the Our People and Culture section of this report.

Integration of ESG into Executive Compensation

The Compensation Committee approved the inclusion of two ESG-related metrics in our annual incentive plan beginning in FY2023. First, as part of our strategic goals, Premier is targeting an increase in GPO member spend through diverse suppliers. Second, to help foster a high-performance culture, we are including an overall employee engagement score target based on our semi-annual employee engagement survey that incorporates diversity-related topics and questions. The Board believes that these elements are additive to supporting our mission to improve the health of communities and achieve our vision to lead the transformation to high-quality, cost-effective healthcare.

BOARD OF DIRECTORS

10 Directors


40%
DIVERSE
Women 30%
African-American 10%

As of June 30, 2022

AVERAGE BOARD TENURE:

- **7** >5 years
- **3** <5 years

AVERAGE BOARD MEMBER AGE:

63

BOARD MEMBERS WITH ESG SKILLSET:

3

ABOUT THIS REPORT

This report covers the progress of our ESG strategy and initiatives during our fiscal year ending June 30, 2022 (FY2022). We have aligned our report with the Sustainability Accounting Standards Board (SASB) Standards related to Health Care Distributors and to relevant topics from Medical Equipment and Supplies and Software and IT Services. We also identified several U.N. Sustainable Development Goals (SDGs) that we believe are supported by our business activities and key priority areas.

Unless otherwise noted, all quantitative company data provided throughout this report covers FY2022, reflecting data for the period from July 1, 2021, through June 30, 2022. Some information corresponds to the calendar year of 2021 (CY2021) for the period of January 1, 2021, through December 31, 2021, and will be noted as such. We have also included certain subsequent initiatives that occurred after the end of FY2022 and have endeavored to note them as such. Throughout the report, we also guide readers to additional sources of information on our corporate website and other website references for convenience. Please see our forward-looking statement on page 2 of this report for more information.

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v Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management 2022 ESG HIGHLIGHTS IMPROVING RESPONSIBLE ENVIRONMENTAL ETHICS AND COMPLIANCE OUR PEOPLE AND CULTURE COMMUNITY HEALTH SUPPLY CHAIN STEWARDSHIP Continued achievement of Launched Advocated for Launched greenhouse gas (GHG) DEIB strategic pillars data-driven policies 100% employee Scope 1 and Scope 2 that help solve poor health outcomes to guide, accelerate and measure how we completion emissions assessment. and disparities in maternal-infant care. provide health and wellness solutions to an of our compliance education courses increasingly diverse world. including anti-corruption and human trafficking, fraud, waste and abuse, Advocated for men who identify as and Health Insurance Portability and Launched our LGBTQ+ to donate blood, Accountability Act (HIPAA). resulting in FDA ONE PREMIER to review its blood GROWTH MINDSET donation rules. initiative to enhance our culture. Sought federal support for elderly in nursing homes to implement electronic health records and Adopted an electronic clinical surveillance Environmental Policy. technology to enable better and Advanced DEIB through a safer care for one of our nation’s member-led commitment to our most vulnerable populations. Supplier Diversity Pledge. of the Board of In CY2021, Premier members spent over Directors is diverse. 40% $1 billion with diverse companies and small business enterprises.

v Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management 2022 Premier and our leaders were recognized in many ways this past year, and we are proud to share a few awards and recognition here. To learn more, please see the Awards and Recognition section of our website. AWARDS AND RECOGNITION 2022 World’s Most Ethical 2021 Achievers 50 Most 2021 Diversity Impact Charlotte Business ® ® Companies Honoree by Engaged Workplaces Awards™ Top 10 Journal’s “Healthiest ® Ethisphere Institute Enterprise-Wide Employee Employers of Greater – Resource Group Award Charlotte” Award 2022 th 15 – Consecutive 1st Year Place President and Chief Executive Officer named to The CEO Forum’s “Top 10 CEOs Fast Company’s World Bringing Predictive Analytics Transforming Healthcare” ® Changing Ideas, AI and Healthiest Employers to Healthcare, selected by the Data, 2021 for Syndromic Top 100 Healthiest Agency for Healthcare 2021 LinkedIn’s Top Surveillance Workplaces in America Research and Quality (AHRQ) Companies in Charlotte – – – Best Places to Work in Honorable Ranked 1st ® Healthcare for Conductiv , rd Mention 23 Place a Premier Company Chief Diversity and Inclusion Officer named to Business Beyond magazine’s “The Top 10 Most Influential D&I Leaders” in 2022 11

IN THIS SECTION ETHICS AND COMPLIANCE ENTERPRISE RISK MANAGEMENT AND BUSINESS CONTINUITY CYBER RISK MANAGEMENT, DATA SECURITY AND CUSTOMER PRIVACY GOVERNMENT AFFAIRS AND ADVOCACY Value of Integrity We recognize the value of integrity as the underpinning of our business operations and relationships. 2022 HIGHLIGHTS ETHICS AND ® + Named as one of the World’s Most Ethical Companies ® by the Ethisphere Institute for the 15th consecutive year. + Continued to work to shape federal and state laws, regulations and policies that reflect our commitment to improving healthcare quality and safety and reducing costs. COMPLIANCE

Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

At Premier, we recognize the value of integrity, and our approach to ethics and compliance begins at the highest level of our company. Our Board sets high standards for our directors and workforce members, which includes employees and contractors, based upon our philosophy regarding the importance of sound corporate governance.

ETHICS AND COMPLIANCE

Our accomplishments over the past year demonstrate the continued collaboration between business leaders and the Corporate Compliance team toward achieving Premier's growth goals through a safe and secure process. Named as one of the World's Most Ethical Companies® by the Ethisphere® Institute for the 15th consecutive year, our continued success reflects our commitment to integrity and meeting the highest ethical standards. For more information on our compliance program, please see our most recent ***Annual Compliance Report***.

BOARD GOVERNANCE AND OVERSIGHT

It is the duty of our Board to serve as prudent fiduciaries for our stockholders and oversee the management of our business. It is our goal to advance the highest standard of ethical behavior and integrity and to ensure compliance with all applicable laws, rules and regulations. Our corporate governance practices are established, monitored and regularly assessed by our Board, with assistance from the NGC. For more information, please see our ***Corporate Governance Guidelines***.

We regularly assess our policies, programs and initiatives to ensure compliance with the latest regulatory requirements and best practices. In addition, we benchmark our ethics and compliance program through an independent third party every two years. Our next workplace ethical culture assessment is expected to be conducted in FY2023.

Code of Conduct

Premier maintains a Code of Conduct (Code) that applies to all workforce members and directors. Workforce members who violate our Code may be subject to disciplinary action, up to and including termination of employment, subject to applicable laws. For more information on the Code as well as related ethical business policies — including but not limited to conflict of interest, confidentiality, and human trafficking — please see the ***Ethics and Compliance*** section of our website.

Premier maintains Supplier Standards that communicate our values and expectations and emphasize the responsibilities and obligations of suppliers when doing business with us and our alliance members. Suppliers are expected to uphold these standards.

Our Board is also subject to a Board Code of Ethics and a Board Conflict of Interest Policy and Disclosure Statement. These documents are intended to focus the Board and each director on areas of ethical risk, provide guidance to directors to help them recognize and deal with ethical issues, and promote honest and ethical conduct, including the handling of actual, apparent or potential conflicts of interest between personal and professional relationships. For more information on the Board Code of Ethics and Conflict of Interest Policy, please see the ***Governance Documents*** section of our website.

EDUCATION, AWARENESS AND ACKNOWLEDGMENTS

All employees complete an interactive course that provides an overview of our Code as part of our annual compliance education. The CY2021 course included compliance content about business ethics, bullying, abusive conduct, intellectual property, modern slavery, antitrust issues, and dealing with competitors and customers. During CY2021, 100% of our employees completed this education, which includes attestation that they recognize and understand the Code.

Employees and contractors also complete annual awareness education on the Health Insurance Portability and Accountability Act (HIPAA) and on how to properly obtain, use, share, maintain and transfer protected data. During CY2021, 100% of employees completed this education.

As part of our annual compliance education, employees also complete several online courses to meet regulatory requirements, including programs to satisfy the annual fraud, waste and abuse education requirements per the Code of Federal Regulations (CFR) and sub-regulatory guidance for Medicare Parts C and D plan sponsors. During CY2021, 100% of employees completed this education.

Our directors annually attest to their compliance with the Code of Conduct, the Board Code of Ethics, the Board Conflict of Interest Policy and Disclosure Statement, and the Group Purchasing Organization Code of Conduct (GPO Code). All sourcing committee and advisory subcommittee members receive education annually on our GPO Code, Confidentiality Policy, Conflict of Interest Policy, and Insider Trading Policy. During CY2021, 100% of directors and committee and subcommittee members completed this education and related acknowledgments.

Whistleblower Policy

The Audit and Compliance Committee (ACC) established a Whistleblower Policy that includes our confidential and anonymous reporting helpline designed to promote open communication of concerns regarding potentially unethical or illegal business. We provide whistleblowers with protection from loss of employment status and workplace harassment. For more information on these procedures, please see our ***Whistleblower Policy*** and our corporate compliance guidelines that are a part of the ACC charter. Premier did not experience any whistleblower-related events in FY2022.

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Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

HGPII Healthcare Group Purchasing Industry Initiative

Industry-Leading Ethical Business Standards
We are a founding member of the Healthcare Group Purchasing Industry Initiative (HGPII), a voluntary association dedicated to ethical conduct and business practices of GPOs. HGPII is based on a set of principles including the creation of and adherence to a written code of business conduct that establishes high ethical values, high-quality healthcare, cost effectiveness, an open and competitive purchasing process, sound business practices, and public accountability. Premier's Senior Vice President of Supply Chain is the current chair of the HGPII Steering Committee. For a complete list of our professional associations related to compliance best practices, please see our most recent ***Annual Compliance Report***.

Intellectual Property and Competitive Behavior
We offer our members a range of products to which we have intellectual property rights, including online services, best practices content, databases, electronic tools, web-based applications, performance metrics, business methodologies, proprietary algorithms, software products and consulting services. We vigorously protect our intellectual property by relying on and, if need be, enforcing our federal, state and common law rights as well as contractual arrangements. For more information, please see our 2022 Annual Report on Form 10-K which can be found in the ***Investors*** section of our corporate website.



ENTERPRISE RISK MANAGEMENT AND BUSINESS CONTINUITY

Our Board plays an active role in overseeing the management of our risks. The committee structure of the Board supports and promotes effective enterprise risk management (ERM) and oversight.

Enterprise Risk Management
Our Board retains ultimate oversight of ERM and remains informed through regular reports and updates, including a standing ERM update at every quarterly board meeting. Furthermore, each board committee evaluates and oversees the management of risks within its area of responsibility. In addition, our Board and committees receive regular reports from our President and Chief Executive Officer (CEO), Chief Administrative and Financial Officer (CAO/CFO), General Counsel, Chief Ethics and Compliance Officer, and other members of our leadership team regarding areas of significant risk. For more information, please see our recent Proxy Statement which can be found in the ***Investors*** section of our website.

Through a risk management approach that continuously assesses and improves our information technology and cybersecurity risk deterrence capabilities, our Information Security, Privacy, Risk Management and Compliance groups have formed a functional collaboration to provide leadership and oversight when managing privacy, compliance and cybersecurity risks.

Premier has established a robust framework and continues to build capacity to complement our sustainability-conscious enterprise risk management program, enabling:

+ A thorough organizational knowledge of sustainability, promoting the capture of emerging sustainability risks.
+ Assessments revealing sustainability opportunities as well as risks.
+ Measurement (qualification and quantification) of sustainability risks.
+ Common language and standards across enterprise functions increasing collaboration, coverage, rigor, consistency in management and reporting.

BUSINESS CONTINUITY AND DISASTER RECOVERY

Our Business Continuity and Disaster Recovery Plan (BCDRP) is designed to minimize disruption in the quality of our service delivery in the event of a natural disaster, cyberattack or other emergency. Key business continuity and infrastructure recovery capabilities are validated through third-party audits, cyber maturity assessments, and executive- and Board-level companywide tabletop exercises at least annually. In addition, the BCDRP is periodically subject to internal audit to confirm that it remains applicable to the current risk environment. Adjustments are routinely made to the BCDRP to assure recovery of business operations and infrastructure in accordance with business commitments and other requirements.

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Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix



CYBER RISK MANAGEMENT, DATA SECURITY AND CUSTOMER PRIVACY

We rely on digital technology to conduct our business operations and engage with our members and business partners. Through a risk management approach that continually assesses and seeks to improve our information technology (IT) and cybersecurity risk deterrence capabilities, our Information Security, Privacy, Risk Management and Compliance groups have formed a cross-functional collaboration to provide leadership and oversight when managing our privacy, compliance and cybersecurity risks.

SECURITY, GOVERNANCE AND OVERSIGHT

Premier's Board and leadership team are committed to ensuring that information security risks are adequately managed, and appropriate procedures are applied throughout the organization to effectively monitor, mitigate and respond to cyber risks, threats and incidents.

The ACC oversees our cyber risk management program. Our Chief Information Security Officer (CISO) and Chief Privacy Officer (CPO) plan, implement and administer our information security and privacy initiatives, including providing quarterly updates on information security and privacy to the ACC and continuous updates to our leadership and executive teams and IT Steering Committee. The CISO's and CPO's teams jointly collaborate on the response and investigation of suspected information security and privacy incidents.

SECURITY AWARENESS TRAINING PROGRAM

We promote a strong culture of security awareness among our employees through ongoing training and regular communication. We have a formal Security Awareness Training Program for all employees that addresses purpose, scope, roles, responsibilities and management commitment. Training, including "phishing" exercises, is provided at orientation and at least annually thereafter for all employees. During CY2021, 100% of employees completed our Security Awareness Training Program.

DATA PRIVACY

As part of our services and solutions offered to customers, we collect and process various types of data. This data is used to provide certain contracted services and is collected, stored and maintained in accordance with applicable privacy laws and regulations. Certain of our customer agreements provide for secondary data rights, such as permitting the de-identification of protected health information (PHI), which is done in accordance with HIPAA. Our Privacy Policy addresses the use and disclosure of data collected outside our customer agreements, including the requirements of the California Consumer Privacy Act (CCPA), such as the categories and types of personal information we may obtain, what we do with that data, with whom we share it, and its related purpose. We also continuously monitor the regulatory landscape to ensure that we are compliant with new and changing privacy-related laws and regulations that may be applicable to our business. For more information, please see our ***Privacy Policy*** on our website.

ADDRESSING CYBER THREATS

As the capabilities and level of sophistication of hackers become more advanced, so do the threats they pose. To effectively tackle this increasing risk, we have operationalized a series of measures that are designed to prevent hackers from penetrating our systems (cybersecurity) and trigger containment and recovery capabilities should they penetrate our systems (cyber resilience).

Our CISO has a documented Incident Response Policy for the identification and escalation of security breaches and other cyber incidents. The policy details guidelines for incident response and communication responsibilities. Customers are contractually responsible for informing us of potential security breaches. There were no significant data breaches requiring disclosure during FY2022.

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CERTIFICATIONS AND THIRD-PARTY AUDITS

High-quality and objective assessments are critical to the continued effectiveness of cybersecurity controls. Premier's third-party audits and certifications, documentation, and legal commitments help support customer compliance. Our products regularly undergo independent verification of their security, privacy and compliance controls, achieving certifications, attestations of compliance, or audit reports against stringent standards. As a part of the independent verification process, third-party auditors examine Premier's end-to-end security practices — including data centers, infrastructure and operations — at a regular cadence.

We routinely engage with a reputable, objective and licensed third party to perform a comprehensive assessment of our controls, capabilities and programs against stringent standards, such as:

+ Federal Information Security Management Act (FISMA)
+ System and Organization Control (SOC) 2 Type 2
+ System and Organization Control (SOC) 1 Type 2
+ Payment Card Industry Data Security Standard (PCI DSS)
+ Sarbanes-Oxley Act of 2002

Upon request, our Vice President of Risk and Compliance can provide our Security Assessment Report (SAR) and Security Compliance Letter of Attestation (LOA). These documents not only serve as prima facie evidence of our security measures but also as official attestation that a comprehensive assessment was performed based on criteria relative to the Federal Information Security Management Act (FISMA); Office of Management and Budget (OMB) Circular A-130, Appendix III, Security of Federal Automated Information Resources; National Institute of Standards and Technology (NIST) Special Publication 800-37, Guide for the Security Certification and Accreditation of Federal Information Systems; NIST Special Publication 800-53A, Assessing Security and Privacy Controls in Federal Information Systems and Organizations; and NIST Special Publication 800-53, Security and Privacy Controls for Information Systems and Organizations.

SECURITY ASSESSMENT AND COMPLIANCE REQUIREMENTS FOR THIRD-PARTY SUPPLIERS

Prior to onboarding third-party vendors, we ensure that such vendors provide attestations from objective, reputable and licensed assessors as to the caliber of the vendor's security controls relative to stringent industry standards, which are appropriate to their access privileges and scope of services provided. Further, third parties are required to agree to commercially reasonable security, confidentiality and privacy contractual terms. Vendors are reassessed depending on risk level to better ensure compliance with legal and regulatory requirements, monitor control design, and continually develop and update response plans that support organizational risk tolerance.

Technology Vendor Compliance

We directly conduct all data processing activities required to provide our services. However, we may engage third-party vendors to provide services related to our solutions. We outsource our data center needs to third-party providers utilizing cloud-based platforms and leveraging their physical and data security infrastructure. They are contractually required to comply with our third-party vendor and security protocols as well as other policies, processes and procedures, in addition to all applicable data privacy laws and regulations.

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GOVERNMENT AFFAIRS AND ADVOCACY

Our Washington, D.C.-based Government Affairs team acts as an advocate for our members and the communities they serve. Premier educates federal and state lawmakers and the executive branch about our members and industry, and the issues that affect our business. We accomplish this by meeting with lawmakers and federal administration staff; activating our members to reach out to their lawmakers through our Government Affairs Network, which is comprised of executives from our member healthcare providers; and working through our Employee Political Action Committee (PAC). Our policy positions are developed and approved by a policy committee comprised of leaders in our Government Affairs Network.

OUR POLITICAL ADVOCACY EFFORTS

Every day, we work to shape laws and regulations that reflect our commitment to improving the cost, quality and safety of healthcare and advance our mission of improving the health of communities. Below, we highlight a selection of notable advocacy initiatives over the past year. For more information, please see the ***Advocacy*** section of our website.

Aligning Policies with Environmental Principles
We are committed to helping our members and others in the healthcare industry promote the health of their patients, workers, communities and the environment. This includes shaping federal policies to better prepare hospitals and other providers for the impact of climate change and propelling efforts to reduce healthcare's carbon footprint. To this end, Premier submitted recommendations to the White House on ways to create incentives to drive greener choices.

Promoting Community Health Initiatives
Reducing Disparities in Maternal Health
Premier is working with Congress and the Biden administration to advance data-driven policies that help solve poor outcomes and disparities in maternal-infant care. We are proud to support the Black Maternal Health Omnibus Act of 2021 (S. 346/H.R. 959) and the bipartisan Maternal Health Quality Improvement Act of 2021 (H.R. 4387/S. 1675) and has urged Congress to pass this legislation. These bills aim to comprehensively improve every dimension of maternal-infant health in America. In cooperation with the Congressional Black Maternal Health Caucus, we held a briefing that highlighted the HHS Perinatal Improvement Collaborative — an initiative sponsored by the Department of Health and Human Services (HHS) Office on Women's Health in partnership with Premier to advance maternal and infant healthcare. The briefing bolstered the support of these legislative efforts and enhanced the congressional knowledge base of this innovative work.

Advancing Health Equity and Social Determinants of Health
Reducing disparities in care and achieving health equity across communities requires a holistic approach, shifting the incentives in our health system from sickness-based to wellness-based. Premier is advocating for federal policies to address the underlying social and economic inequities as well as systemic barriers and biases that drive disparities in care.

Premier also drew attention to the inequity that exists for men who identify as LGBTQ+ and their eligibility to donate blood and advocated for action in this space, which led to Congress pressing the U.S. Food and Drug Administration (FDA) to revise its policy. In response, the FDA has launched a review of blood donation rules for gay men and a study to evaluate alternatives to what Premier has identified as a discriminatory policy.

Protecting Vulnerable Populations in Nursing Homes
The COVID-19 pandemic brought to the forefront the specific challenges nursing homes face in containing the spread of infectious disease. The digital divide between acute care and nursing home settings and the lack of real-time intelligence to prevent and manage a spread are at the root of this problem. As such, Premier is seeking federal support for nursing homes to implement electronic health records and electronic clinical surveillance technology to enable better, safer care for our nation's most vulnerable populations.

FY2022 POLITICAL-RELATED SPENDING BY OUR PAC:

$109,114
Total Employee Contributions

$155,000
Total Political Contributions

POLITICAL CONTRIBUTIONS

Our political contributions are made through a voluntary, eligible employee-funded PAC: the Premier, Inc., Employees' Civic Action Fund (FEC ID: C00346288). The PAC's mission is to raise funds to support federal lawmakers who share the vision, values and commitment to improve healthcare quality and safety and reduce costs. The PAC is voluntary and bipartisan, contributing to both political parties. Contributions are received and disbursed pursuant to internal contribution guidelines and in accordance with applicable election laws.

The PAC is overseen by the Employee PAC Advisory Committee, comprised of a subset of contributors to the PAC. We share information on all contributions made from the PAC with its contributors biannually. The PAC only contributes funds to federal lawmakers. It does not make any contributions to state policymakers or to organizations that are recognized under Section 527 of the U.S. federal tax code and registered with the Federal Election Commission.

The PAC abides by all applicable federal lobbying disclosure requirements. Premier's previous Federal Election Commission and Form LD-2 lobbying activity disclosure reports may be found at the following websites:

Federal Election Commission (FEC) Regular Lobbying Disclosures

Clerk of U.S. House of Representatives LD-2 Lobbying Disclosure Reports

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IN THIS SECTION OUR PEOPLE FIRST PHILOSOPHY RECRUITMENT, ENGAGEMENT AND RETENTION TALENT DEVELOPMENT DIVERSITY, EQUITY, INCLUSION AND BELONGING EMPLOYEE HEALTH AND SAFETY Guided by our values, our employees work every day to make meaningful differences in healthcare. At the core of what we do is our most valuable resource — our people. 2022 HIGHLIGHTS + Our Chief Diversity and Inclusion Officer was named in the Top 100 Diversity Officers and Top 10 DEI Influencers by the National Diversity Council for the past three years and, in CY2022, was recognized as one of the Top 10 Most Influential D&I Leaders by Beyond Exclamation magazine. OUR PEOPLE + 55% of our workforce identified as women, and 28% of our employees are racially/ethnically diverse. + 96% of our employees participated in professional development programs, which helped bolster career path opportunities and promotion of over 16% of employees. AND CULTURE

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Our values — integrity, innovation, passion for performance and focus on people — guide our business decisions and the manner in which we make them and are what make our solutions stand out. Without our employees' focus on our mission and willingness to serve, our ability to deliver value would be vastly diminished.

OUR "PEOPLE FIRST" PHILOSOPHY

We aim to build a culture of high-performing leaders and teams with a "people first" mindset for evolving our culture and organization, living by our values, and maintaining a high level of employee engagement and retention. Our ability to attract, engage, train, develop and retain top talent is critical to our success and the value delivered to our members, customers, stockholders and other stakeholders.

To meet these objectives, our people strategy is anchored upon three foundational goals:

Attract the best people through effective workforce planning and recruiting strategy.

Maintain a high-performing workforce with clearly defined goals, strong leadership and aligned incentives.

Create a compelling work environment where employees feel valued and able to contribute to the success of the business through fostering innovation, collaboration and growth.

OVERSIGHT

As part of the Board's risk assessment and management responsibilities, the Compensation Committee reviews compensation policies and programs on an annual basis. Our Human Resources Compensation team is led by our Senior Vice President of People and reports directly to the CEO. This team prepares a risk assessment report that addresses the incentive compensation structure, plans and processes for annual review by the Compensation Committee. For a description of Premier's executive compensation program, refer to our Proxy Statement which can be found in the ***Investors*** section of our corporate website.

COMPENSATION AND BENEFITS

Our Total Rewards Program combines competitive compensation packages with health and wellness resources, employee experiences, talent development, and recognition opportunities. Our Total Rewards philosophy and programs are designed to attract and retain exceptional talent at all levels of our organization.

Premier uses a myriad of evaluation methods, including external market surveys, geographic cost of living and cost of labor assessors, and external experts to ensure that our compensation programs are competitive, equitable and reasonable.

We comply with all equal-opportunity laws and regulations and continuously review compensation levels to ensure fair and equal pay for all employees. We also have a thoughtful and well-structured process for strategic organizational reviews when restructuring is necessary.

HEALTH AND WELLNESS

We provide customizable benefits coverage, fitness and wellness programs, and healthy living incentives. We offer a Choice Flexible Benefits Program that provides an array of health, dental and vision coverage along with life and disability insurance, flexible spending, and paid family leave offerings.

We also provide a variety of resources from our Employee Assistance Program to support the health and well-being of our employees and their families during challenging times, such as:

+ Let's Talk about Mental Health and Emotional Well-Being
+ Weathering the Storm: The Value of Mindfulness in Times of Stress
+ Finding Balance in a Digitally Driven World
+ Managing Mental Health during Times of Social Change

Our wellness strategy provides financial incentives for employees who participate in certain wellness activities, such as a personal health assessment, preventive screenings, and activity goals.

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RECRUITMENT, ENGAGEMENT AND RETENTION

Our employees are our most critical asset. The success and growth of our business depends on our ability to attract, reward, retain and develop diverse, talented and high-performing employees at all levels of our organization while sustaining a positive environment of anti-discrimination that ensures equal access to opportunities. To succeed in an ever-changing and competitive labor market, we continue to:

+ Develop and enhance human capital management strategies, objectives and measures that drive recruitment and retention.
+ Enhance our business performance.
+ Advance innovation.
+ Foster employee development.
+ Support our vision, mission and values.

For more information, please see our 2022 Annual Report on Form 10-K which can be found in the ***Investors*** section of our corporate website.

We are focused on demonstrating strong practices aligned with our ethical, respectful and accountable culture, resulting in positive employee experience. We believe that this goal is best supported by our emphasis on giving back to our communities; increasing well-being and mental health awareness and support; and creating a thoughtful, inclusive culture where everyone can contribute and grow.

In August 2021, Premier received the Achievers 50 Most Engaged Workplaces® award for our commitment to employee-centered programs. We were also recognized for the outstanding achievements of our employee resource groups (ERGs) with the 2021 Diversity Impact Awards™ Top 10 Enterprise-Wide ERG Award as well as Executive Sponsor of the Year by the Global ERG Network. Please visit the ***Awards and Recognition*** section of our website for a full listing.

OUR "PEOPLE FIRST" ENGAGEMENT

Our continuous listening strategy is centered around our "People First" engagement survey, which is conducted biannually by a well-regarded, third-party employee engagement survey firm. It allows employees to share their voice and for the company to listen and learn from employees' experiences with a "One Premier Growth Mindset." The survey provides us with opportunities to assess our employees' experience, ensure alignment with our mission and goals, and explore the factors that influence a high-performance culture. The survey data provides valuable information about our workplace culture and employee morale, which may be used to develop or refine our culture and to drive informed action planning at a local team level. We believe our strength is in our people, and we remain committed to making Premier a great place to work by aligning our People First culture to our strategic priorities. By leveraging employees' perspectives and feedback, we develop actionable plans at the local team and organizational level to support our vision and mission.

In FY2022, employee engagement remained strong, with increases in all major drivers of engagement. Our employee engagement score was 78 as of March 2022, above the global engagement benchmark of 76. We outperformed global benchmarks in all benchmarked questions and produced strong scores in other areas.

Our leadership team outperformed global benchmarks for its response to the pandemic and in areas related to diversity, equity, inclusion and belonging in the workplace.

To maintain a People First culture, we have taken steps to act on our 2022 survey results in many ways, including the following:

+ Implemented programming that centers on growth, diversity, equity, inclusion and belonging in the workplace, such as launching an all-employee podcast, publishing an opportunity graph to automate visibility for growth and development opportunities, and deploying mentorship opportunities across the enterprise.
+ Launched Phase 1 of our cultural initiative "One Premier Growth Mindset," which is our intentional way to continually enhance our culture in the same way would any other critical business objective. The initiative focuses on enhancing our existing culture by introducing a cultural blueprint of agreements. Phase 1 introduced the first two agreements — Self-Mastery and Real Talk — encouraging an individual growth mindset and open and honest feedback between individuals and within teams.
+ Began hosting a monthly enterprise leadership meeting to drive connection and communication with executive leadership.
+ Introduced the Leadership Excellence at Premier (LEAP) Program, delivering a leadership development opportunity to select participants.
+ Expanded discussion, education and connection regarding employee networking through ERGs.

EMPLOYEE ENGAGEMENT SCORE VS. GLOBAL BENCHMARK[1]


AUG 2019 70
Benchmark - 72
FEB 2020 72
Benchmark - 72
AUG 2020 79
Benchmark - 74
MAR 2021 81
Benchmark - 74
SEPT 2021 79
Benchmark - 75
MAR 2022 78
Benchmark - 76

1 Employee engagement scores and benchmarks were provided by our third-party provider which uses a proprietary survey and scoring system. Benchmarks are refreshed every six months based on robust data sets that include employees from over 600 organizations across more than 150 countries.

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TALENT DEVELOPMENT

We provide an assortment of instructor-led courses for job-specific training as well as access to online learning platforms such as Workday Learning and LinkedIn Learning. Our online curriculum includes a selection of over 9,000 internally developed and LinkedIn Learning courses, grouped categorically with topic areas such as leadership and management; productivity and time management; project management; diversity, inclusion and belonging; personal and business acumen; data analytics; and growth-mindset behaviors. In FY2022, our employee participation rate was 96% in these programs. Additionally, tuition scholarships totaling nearly $160,000 were provided during FY2022 to 41 qualifying employees to aid in advancing their higher and continuing education.

Through Premier's quarterly check-in practice, employees are asked to set self-mastery objectives that support a growth mindset at the individual level. Self-mastery objectives ensure that every employee at Premier is intentionally working to develop competencies, skills and knowledge in support of the company's mission and individual aspirations. Virtually all our employees set and made progress toward their objectives in FY2022.

MENTORING AND LEADERSHIP

Our mentoring program supports our learning culture, provides career path guidance, and encourages personal growth and development across the enterprise.

In FY2022, 90 mentors and mentees gained opportunities for on-the-job growth, new connections, visibility and personal success, while Premier gains a highly engaged talent pipeline of inclusive future leaders with diverse backgrounds and experiences. In FY2022, approximately 17% of mentors and mentees found new opportunities at Premier, and all program participants were either satisfied or very satisfied with their mentor or mentee pair and the overall program experience.

In support of early-career talent, Premier sponsors a summer internship program. Of the summer 2021 intern class, 41% were hired in a full-time capacity. In the summer 2022 program, 35 students from undergraduate to post-graduate programs from colleges and universities across the country became contributing employees by working on meaningful projects that provided an opportunity to build their resumes and have measurable success on key deliverables over a 12-week period. Each student was paired with a supervisor and mentor to guide their professional development during the summer. In addition to exposure within their department, students had ongoing education sessions and community and social events to learn more about Premier, the healthcare industry and the impact on communities we serve. Of the 2022 summer intern class, 94% were recommended for hire, creating a strong pipeline of diverse talent to join Premier. Furthering our commitment to diversifying our workforce, 46% of our interns were of ethnically diverse backgrounds and 50% were female, thus supplementing our diverse talent pool of qualified candidates.

Developing Our Premier Leaders

We also provide a Leading at Premier Program for our leaders who have direct reports, providing relevant learning topics to issues managers are facing in real time across our business. During FY2022, on a monthly basis, approximately 25% of our leaders participated in this program. All employees who become managers for the first time are invited to join a new manager program designed to orient those new to our management philosophies, requirements and resources and provide support in transition to this increased responsibility.

In addition, in FY2022, we introduced the Leadership Excellence at Premier (LEAP) Program, delivering a leadership development opportunity to 32 high-potential leaders. Designed to leverage a comprehensive needs analysis, this program encourages bold thinking, develops leadership skills, and builds a cross-functional network. LEAP offers virtual classroom learning through external training providers, networking with program alumni, cross-collaborative cohort meetings to enrich learning, and a real-world project where individuals can apply their knowledge and newly gained skills toward strategic business initiatives in the organization.

TALENT PERFORMANCE AND RECOGNITION

We provide an online rewards program, Values in Action, to strengthen our culture of recognition by promoting peer-to-peer appreciation. Recognized employees can award and/or accumulate points that can be used to purchase merchandise, gift cards or tickets or make charitable donations.

We use internally developed processes for career-level framework and talent and succession planning to provide employees with growth and advancement opportunities which, in turn, drive the economic mobility of our workforce.

We promoted 430 employees during FY2022 and 259 employees in FY2021, representing more than 16% and 10% of our total employees, respectively. Overall, we believe our internal development initiatives are integral in bolstering career path opportunities and advancements for employees.

We have a partnership with Professional Women in Healthcare (PWH), an organization that provides a national voice and progressive leadership for women. During FY2022, a group of 69 Premier employees, both women and men, participated in a PWH-curated development program supplemented by internal complimentary education and mentorship to empower women to lead and succeed in their careers, while continuing to support a growing pipeline of female leaders in healthcare.

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OUR MISSION:
TO IMPROVE THE HEALTH OF COMMUNITIES

The positive impact of our DEIB approach is far reaching not only within our company but also with the communities, members and other customers we serve.

OUR FIVE STRATEGIC DEIB PILLARS

LEADERSHIP AND CULTURE — Build a culture of high-performing leaders and teams with a mindset for evolving our culture and maintaining a high level of employee engagement and retention and organizational growth.

PEOPLE AND WORKPLACE — Build a diverse workforce by identifying, attracting and retaining a pipeline of diverse and qualified candidates through targeted outreach, recruitment, employee development and selection in an anti-discriminatory environment that ensures equal access to opportunities.

COMMUNITY HEALTH — Design and implement coordinated community development initiatives in partnership with employees, health system members and life science partners to address the drivers of health that achieve health equity.

SUPPLIER DIVERSITY — Evolve strategies to continue the focus on socioeconomic development and growth of communities through minority- and women-owned business enterprises (MWBE+). Use mass and volume of these programs to drive better healthcare outcomes, strengthen local economies, and develop a more robust supplier-diversity ecosystem for the healthcare industry.

PARTNERS AND MEMBERS — Create a Chief Diversity and Inclusion Collaborative with member-hospital chief diversity and inclusion officers to share best practices and discuss the future of DEIB in healthcare.

DIVERSITY, EQUITY, INCLUSION AND BELONGING

Improving the health of communities is more than an ambitious goal; it is our mission. We believe that solving complex challenges requires a greater diversity of thought, cross-cultural representation, and engagement. We know that a diversity of perspectives, experiences and backgrounds is a powerful way to unlock new ideas and better understand the needs of others.

Our Chief Diversity and Inclusion Officer was named in the Top 100 Diversity Officers and Top 10 DEI Influencers by the National Diversity Council for the past two consecutive years and, in CY2022, was recognized as one of the Top 10 Most Influential Diversity and Inclusion Leaders by Business Beyond magazine.

OUR STRATEGY

We believe the positive impact of our Diversity, Equity, Inclusion and Belonging (DEIB) approach is far reaching, not only within our company, but also for the communities and members we serve. Our Chief Diversity and Inclusion Officer manages our DEIB strategy and reports to our CEO with oversight by our Compensation Committee and Board. Our DEIB Council is comprised of cross-functional employees and leaders and is the governing committee that defines, drives and supports our five strategic DEIB pillars. These strategic pillars act as the key performance indicators of our DEIB strategy and are designed to accelerate how we provide health and wellness solutions to an increasingly diverse world.

Prioritizing Diverse Leadership Composition

We recognize and value the benefits that diversity can bring to our Board, and our Corporate Governance Guidelines include a formal Board Diversity Policy. The Board believes that promoting the inclusion of different perspectives and ideas helps mitigate group thinking and improves oversight, decision-making and governance. Diversity on the Board also demonstrates our commitment to diversity at all levels within our company. While all appointments to the Board are based on merit, the Board considers the benefits of diversity in identifying potential directors. At all times, we seek to maintain a Board comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds who can collectively reflect the strategic needs of the business and the nature of the environment in which we operate.

For purposes of our Board Diversity Policy, diversity includes gender, ethnicity, age, persons with disabilities, sexual orientation, status as a diverse director under any NASDAQ requirements, and other personal characteristics that would contribute to diverse viewpoints on the Board. For more information, please see the Governance and Board Diversity section of this report or our Proxy Statement on the ***Investors*** page of our website.


ONE PREMIER

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EMPLOYEE DIVERSITY METRICS

DEIB is part of our organization's cultural DNA and critical to our success.

Our vision is to maintain a workforce that represents the populations we serve. All our employees are located within the U.S., and 53 employees qualified as foreign nationals as of June 30, 2022.

The data to the right reflects our workforce diversity metrics as of June 30, 2022. We assess workforce diversity as part of a broader effort to identify areas of continuous improvement to ensure that we are building and retaining a diverse workforce while also leveraging the importance of different knowledge areas and perspectives to drive innovation, productivity and excellence. We also analyze this data to determine how best to attract and develop a pipeline of diverse and qualified candidates and promote an inclusive, anti-discriminatory environment of belonging that ensures equal access to opportunities.

RECRUITING DIVERSE TALENT

We have been very successful in fostering gender parity between our total workforce representation and management-level representation. We have identified opportunities to drive more parity in our racial and ethnic representation across the organization. As such, we have enhanced our approaches by addressing recruitment sources and development programs as well as engaging hiring managers in understanding the need to grow a more diverse pool of available and qualified talent by creating targeted initiatives and investing in tools to engage diverse employees. Improvements to our activities include:

- Heightening our social media presence to enhance our employment brand and drive awareness of our culture.
- Engaging with colleges, universities and professional affinity organizations with a higher population of ethnic representation.
- Enhancing our internship program search. (We achieved our goal of at least 46% ethnically diverse and 50% gender-diverse intern hires for our summer 2022 internship program.)
- Utilizing artificial intelligence (AI) to provide data on identifying school, industry and geographic statistics for the highest numbers of qualified ethnically diverse talent by providing real-time population data.
- Engaging our ERG members and recruiting more than 100 "employee ambassadors" to create a talent outreach team that engages colleges and universities with special programs such as hack-a-thons, essay contests, career fairs, problem-solving projects, guest lecturers and guest professors, and other activities to engage ethnically diverse talent and attract them to Premier.
- Creating programs such as our mentoring program, LEAP (Leadership Excellence at Premier) Program and other connection opportunities to ensure career growth in the organization.
- Offering a continuous stream of learning and development programs for all employees, all year long, through multimedia communication.

EMPLOYEE DIVERSITY METRICS *As of June 30, 2022*

TOTAL EMPLOYEES

Employee Gender Representation
(Percentage of Total Employees)


Female - 55%
Male - 45%

Race and Ethnicity Representation
(Percentage of Total Employees)


White - 72.3%
Asian - 10.9%
Black or African American - 10.0%
Hispanic of Latino - 3.6%
Other* - 2.7%

MANAGER-LEVEL EMPLOYEES

Employee Gender Representation
(Percentage of Total Employees at Manager Level)


Female - 52%
Male - 48%

Race and Ethnicity Representation
(Percentage of Total Employees at Manager Level)


White - 80.7%
Asian - 7.6%
Black or African American - 6.2%
Hispanic of Latino - 3.2%
Other* - 2.1%

* Includes full-time employees who self-identify as Native Hawaiian, Pacific Islander, American Indian, Alaskan Native, or two or more races.

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EMPLOYEE RESOURCE GROUPS

We support ERGs as a vital part of our culture, helping us build an environment of diversity, equity, inclusion and belonging and a sense of company pride. These groups provide opportunities to listen, learn, mentor, grow and assist leadership with the cultural development of the organization and provide critical feedback on their workplace experiences and passion around community development. Our ERGs act as the employee voice in helping leadership define the employee experience and leverage their knowledge for broader organizational success.

PREMIER'S LEADERSHIP COMMITMENT TO DEIB

Demonstrate commitment and accountability for modeling behavior that drives diversity, equity, inclusion and belonging.

Cultivate and support a values-driven culture that promotes inclusiveness, innovation, openness, listening, learning and compassion.

Build and maintain a diverse workforce at all levels of our organization and identify, attract and retain a pipeline of diverse and qualified candidates through targeted outreach, recruitment, employee development and selection.

Create a work environment that assures equal access to opportunities for professional growth and advancement.

Our ERGs provide a way to channel information that enhances our employees' ability to network with peers of similar interest and fosters a sense of belonging throughout the company, even while many of us are working from home. We have nine ERGs with more than 400 employee representatives (15% of our employee population) that operate together across business units and locations around the country:

+ Asian Employees and Allies
+ Asian Indian Professionals for Excellence (APEX)
+ Black Professionals and Allies Connect
+ Disabled Employees and Allies
+ Latin Employees and Allies
+ LGBTQ+ Employees and Allies
+ Member Field Services Advisory Council on Diversity and Inclusion
+ Military Veteran Employees and Allies
+ Premier W.O.M.E.N.

Demonstrating our focus on nurturing a culture of diversity, equity, inclusion and belonging, every member of our executive team acts as a sponsor for one or more ERGs, leads the strategic pillars of DEIB, and sits on the Leadership Committee of the DEIB Council.

In FY2022, our ERGs held over 25 workshops, lectures, fireside chats, lunch and learns, and other events to further educate, relate, interact and network with one another to form bonds and build a culture of understanding that helps us to provide a high-performing workplace and truly embody a culture of belonging.

Our ERGs aim to bring their spirit of inclusion and belonging to transform our communities through both volunteering and charitable donations. Over the past year, we supported various nonprofits aligned with each ERG's particular area of focus. For example, our senior vice president of supply chain sponsored an event for the Wounded Warrior Project (WWP), leading Premier's Military Veterans and Allies ERG to being named by WWP as their top-contributing team in CY2021.

EMPLOYEE HEALTH AND SAFETY

Premier is proud of its commitment to employee health and safety. We take a multi-pronged approach to safety programs in the workplace to provide a healthy work environment for all employees.

+ Premier maintains health and safety policies that cover all aspects of the work environment, from day-to-day office expectations to disease preparedness and natural disaster response. Policies are communicated to employees and available for review on our compliance portal.
+ Premier also has a Corporate Emergency Response Team (CERT) responsible for coordination and management of emergency situations such as disruptive weather events, safety incidents, building disruption, public health concerns, and technology and communication issues. Together with the Premier Continuity Management team, CERT helps ensure a return to business as usual as soon as possible.
+ Premier also has an Emergency Response Program for all staff to provide guidance in the event of situations that may impact employee safety or normal business operations. We leverage the Emergency Response Program to provide all-staff alerts and engage in regular testing and training to make sure our workforce is familiar with Premier's process in the event of an emergency.

Premier has maintained a robust and flexible response to the COVID-19 pandemic. We continually evaluate public health guidance as well as state and federal law to ensure our practices are up to date with the changing nature of the COVID-19 pandemic. Premier has staff that visit and work with our healthcare members. Any staff that performs work on a member site are also subject to member safety protocols.

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IN THIS SECTION IMPROVING PATIENT OUTCOMES COST EFFECTIVELY HEALTH EQUITY PLANNING INITIATIVE AND COLLABORATIVE SUPPORTING THE MEDICALLY UNDERSERVED IMPROVING HEALTH THROUGH COMMUNITY DEVELOPMENT Our mission is quite simple: to improve the health of communities. We view this as not only our mission but our social responsibility. IMPROVING 2022 HIGHLIGHTS + Presented the Premier Cares Award to recognize exemplary COMMUNITY efforts by nonprofit community organizations to improve the health of populations in need. + Delivered upon our social responsibility through financial donations and employee volunteer efforts to support nonprofits dedicated to improving community health. HEALTH

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IMPROVING PATIENT OUTCOMES AND LOWERING COSTS

Premier plays a critical role in the rapidly evolving healthcare industry by collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. With our differentiated combination of integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, we are uniquely positioned to enable better care and outcomes at a lower cost.

In order to strengthen our ability to have a positive impact, we apply our comprehensive technology and services platform, PINC AI™, with its more than 20 years' worth of quality, cost and operational data points gleaned from more than 45% of U.S. hospital discharges as well as approximately 812 million hospital outpatient and clinic encounters and nearly 132 million physician office visits. PINC AI provides a unique opportunity to use real-world data to conduct evidence-based and population-based analyses of drugs, devices, treatments, disease states, epidemiology, resource utilization, healthcare economics and clinical outcomes. PINC AI delivers robust, real-world data to drive informed decisions that are actionable to improve quality, lower costs, reduce risks, and help ensure patient safety.

HEALTH EQUITY PLANNING INITIATIVE AND COLLABORATIVE

In CY2023, Premier's Strategic Collaborative team anticipates launching a health equity collaborative to support members in meeting and exceeding new regulatory and payer requirements that are designed to reduce health disparities. Through this new collaborative, efforts will focus on the following areas with a goal of providing data our members need to address the health equity issues pertinent to the communities they serve. Premier's role will be to act as a convener of three specific areas to provide solutions:

- **Real-world evidence councils (RWECs) and ideation labs to engage patients and community:**
  - Engage to gather insights, foster peer-to-peer knowledge sharing, and center patient and community voices.
  - Build capacity of patients for inclusion as subject-matter experts.
  - Include a seat on any RWEC for patient voices.
  - Develop white papers and webinars to disseminate learning across member network.
  - Cocreate solutions.
- **Research and dissemination to improve equity outcomes:**
  - Support collection of accurate equity-related drivers of health data. Develop dashboards.
  - Study what works. Share insights on strategies that advance equity that are scalable and sustainable.
  - Assist with implementation of clinical transformation with a focus on advancing equity.
  - Improve delivery of care using real-world and community-informed evidence.
  - Integrate patient, partner, family and community voices.
  - Commit to disseminate and share results with patients and communities.
- **Clinical trials to increase representation and diversity:**
  - Identify populations that are underrepresented proportionate to burden of disease in clinical trials.
  - Design and implement strategies that increase representation of patients proportionate to burden of disease.
  - Facilitate multisite participation to increase access to clinical trials.

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SUPPORTING THE MEDICALLY UNDERSERVED

We aim to lead the transformation to high-quality, cost-effective healthcare by supporting the medically underserved throughout our communities. Through our data and analytics capabilities, collaboratives, and other tools, we help healthcare providers better understand underserved populations, the severity of health-related problems, and the root causes of disparate outcomes, connecting providers to best practices and care bundles for remediation. Some of the initiatives we have in place to help address the medically underserved include those dedicated to maternal health, opioid abuse, disparity gaps, social determinants of health, and chronic health conditions.

IMPROVING MATERNAL HEALTHCARE IN UNDERSERVED COMMUNITIES

We are partnering with the U.S. Department of Health and Human Services (HHS) Office on Women's Health (OWH) to work toward a better understanding of the current state of maternal-infant harm and death to improve the quality of care, particularly in hospitals that serve vulnerable populations. OWH is leveraging our data to scientifically examine the root causes of maternal-infant mortality and morbidity, including significant and persistent racial and ethnic disparities, and translate these findings into evidence-based care delivery. This effort unites a cohort of more than 200 diverse hospitals from every state and the District of Columbia, largely caring for the underserved to implement and scale standardized, evidence-based practices to identify and reduce factors that are proven to contribute to adverse outcomes.

EMPLOYEE COMMUNITY OUTREACH

In collaboration with our ERGs, our businesses focus on several initiatives that help us drive our mission to improve the health of our communities, including:

+ The Women and Maternal Health Initiative – In partnership with HHS, identify areas of opportunity to recognize health issues for women of all backgrounds to ensure better birth outcomes.
+ Health Equity Planning Council – Identify the areas in which Premier can best support members using data and evidence-based research to solve health equity issues in member communities.
+ Premier Employee Food Security in the Community Initiative – Engage employees in their local communities to help solve hunger, malnutrition, nutrition education and food deserts.
+ Community Outreach Talent Initiative – Intentionally connect and build relationships with schools, colleges, affinity organizations, and other communities of talent to support hiring interns, employees, and other types of talent to help diversify our employee base and mollify the challenges caused by talent shortages.

IMPROVING HEALTH THROUGH COMMUNITY DEVELOPMENT

To advance our mission, we provide our members with many of the tools needed to support the communities in which they operate. We also believe it is our social responsibility to do our part in directly improving the health of communities. In this spirit, community development is one of the four strategic pillars of our DEIB strategy. We drive coordinated organizational community development initiatives to address the root causes of social determinants of health disparities such as social justice, education, nutrition, poverty, maternal health and homelessness.

We deliver upon our social responsibility through financial donations and employee volunteer efforts to support nonprofits dedicated to improving community health. Our employees care about taking responsibility to contribute to our mission because, by virtue of our footprint, we live in the communities we serve. We believe that our commitment to support these nonprofit organizations in helping the underserved is a cornerstone of our mission and social responsibility.

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OUR SOCIAL RESPONSIBILITY PROGRAM

Our Social Responsibility Program reflects our commitment to nurturing the communities in which we live and work. Since launching our Social Responsibility Program in 1998, Premier employees have supported local and national organizations, global nonprofits and each other through various volunteering efforts and financial donations. The program's framework includes volunteering and financial support for those organizations and causes important to our employees during FY2022, as outlined.

Volunteering During Work Hours

We provide each employee up to four hours of paid time off to volunteer quarterly. In FY2022, employee volunteer hours totaled 329.

Volunteering Outside Work Hours

For every eight hours an individual employee volunteers during non-work hours, we will donate $100, up to a maximum of $200 per employee per fiscal year, to the charitable organization. In FY2022 we donated $2,700 to various charities to match our employees' volunteer support.

Corporate Gift-Matching

Employees may donate a minimum of $50 to an eligible charitable organization to receive a 50% matching gift up to $2,500 per employee per fiscal year. Last year, we matched $130,315 of our employees' charitable donations. Additionally, over $35,000 was donated between employees and employer gift-matching to benefit disaster relief efforts for Kentucky tornado victims and Ukraine.

ERG Social Responsibility Initiatives

In total, our ERGs helped spur donations of $17,800 to the Wounded Warrior Project® and helped raise $368,405 for Family Reach as well as over $1,000 for Stop AAPI Hate. ERG donations also provided over 3,200 items for the North Carolina USO Snack Pack drive. For more information, please see the ERG section of this report.

Corporate Gift-Matching

Employees may also contribute toward a monthly Jeans Days to support an employee-nominated, national healthcare-related charitable organization, such as COVID-19 relief efforts. In CY2021, our employees donated nearly $28,950 through this program to the following organizations:

January	Hands for Holly Memorial Fund
February	American Heart Association
March	Autism Speaks
April	The Guthy-Jackson Charitable Foundation
May	Child's Play
June	Barbells for Boobs
July	Neuroendocrine Tumor Research Foundation
August	Huntington's Disease Society of America
September	CurePSP
October	Scott Hamilton CARES Foundation
November	JDRF (Juvenile Diabetes Research Foundation)
December	Dogs for Better Lives





We believe it is important to be a good neighbor. We encourage employees to volunteer with various nonprofits and give back via our corporate polices as mentioned in the above chart. We also have many ERGs and corporate-sponsored charitable events. Our largest event this year was a hands-on half-day event for the nonprofit Crayon Initiative. The Crayon Initiative supports over 240 hospitals across the U.S., many of whom are Premier members, by collecting used crayons and recycling them into new ones that are uniquely designed to be easier to hold and not roll off tables as children are receiving treatment or coloring in their hospital beds. Our amazing efforts were a great first step in The Crayon Initiative's recycling process.

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2022
The BreakAway
A recovery home for women suffering from addiction.
New Albany, IN
AWARD WINNER
Take a chance
&
BreakAway
Est. 2017

PREMIER CARES AWARD

Each year, we present the Premier Cares Award to recognize exemplary efforts by nonprofit community organizations to improve the health of populations in need. We have presented the Cares Award annually since 1991, when it was created by Dr. Monroe E. Trout, former CEO of American Healthcare Systems, one of our heritage organizations. Applications for this $100,000 award are rigorously judged on innovation, outcomes, ease of replicability, financial impact, and future vision. We honor qualifying programs that support populations excluded from, or underserved by, the mainstream health delivery system.

CARES AWARD CRITERIA

- **Suffer severely limited access to medical, dental or mental healthcare providers.**
- **Bear high infant mortality.**
- **Face low income and extreme poverty.**
- **Experience high levels of drug abuse.**
- **Are economically or medically vulnerable.**
- **Possess a unique care need that is not being met through traditional means.**

2022
The BreakAway
A nonprofit to help women recover from the disease of addiction.*

2021
Community Enhancement Collaboration, Inc.
A nonprofit dedicated to eradicating food insecurity.

2020
Call to Freedom
A nonprofit focused on navigating a healthy path for victims of human trafficking.

2019
Lifehouse Maternity Home
A nonprofit for high-risk pregnant women and their babies.

2018
Hildegard House
A nonprofit providing a home and compassionate care for individuals at the end of life.

* Please visit our ***Newsroom*** for further information on the 2022 Care Award recipient.

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IN THIS SECTION SUPPLY CHAIN SERVICES ETHICS AND COMPLIANCE PRODUCT QUALITY AND SAFETY ENVIRONMENTAL CONSIDERATIONS IN SUPPLY CHAIN SUPPLIER DIVERSITY SUPPLIER RESILIENCY AND DISASTER RESPONSE We believe we play a critical role in the rapidly evolving healthcare industry, collaborating with members and other customers to co-develop long-term innovative solutions that reinvent and improve the way care is delivered to patients nationwide. 2022 HIGHLIGHTS + Maintained a portfolio with over 3,000 contracts and more than 1,460 suppliers through our GPO for a total purchasing volume of more than $82 billion in CY2021. + Gathered extensive information from our suppliers on environmentally preferable policies and practices, guided RESPONSIBLE by our Environmentally Preferred Purchasing (EPP) Advisory Council. + 11% of our contract portfolio was comprised of diverse suppliers and included agreements with diverse companies and small business enterprises in FY2022. SUPPLY CHAIN

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Our supply chain approach is designed to provide our members with valuable access to scale efficiencies, actionable data intelligence and information resources to help them deliver higher-quality and more cost-effective healthcare. We believe that our partners throughout the supply chain rely on our integrity, expertise and professionalism. We aim to provide our members with high-quality products and services at the lowest price, and suppliers count on us to maintain competitive bidding processes that are fair, timely and understandable.

SUPPLY CHAIN SERVICES

Our Supply Chain Services business supports our members in managing their non-labor expenses and capital spend through a combination of products, services and technologies. These include our GPO serving acute, non-acute and non-healthcare, supply chain co-management, and direct sourcing activities.

Supply Chain Services leverages the collective buying power of our members that represent many of the country's most progressive and forward-thinking healthcare organizations. The participation of these healthcare providers gives us additional insights into industry challenges and innovative best practices that we can share broadly.

Our contract portfolio includes more than 540 distinct supplier partners in over 300 categories. These suppliers manufacture in diverse locations outside of China, including in the United States, elsewhere in North America, South America, Europe, Africa and other parts of Asia. Premier is committed to contracting with suppliers that demonstrate manufacturing resiliency, redundancy and quality investments while also adhering to our labor law policies.

GROUP PURCHASING ORGANIZATIONS

On behalf of our members, we negotiate over 3,000 contracts with more than 1,460 suppliers through our GPO, providing our members with access to a wide range of products and services, including medical and surgical products, pharmaceuticals, laboratory supplies, capital equipment, IT, facilities and construction, food and nutritional products, and purchased services (such as clinical engineering and document shredding services). Total purchasing volume by all GPO members was more than $82 billion for CY2021.

Through our GPO programs, we aggregate member purchasing power to negotiate pricing discounts and improve contract terms with suppliers. We do not take title to the underlying equipment or products purchased by members through our GPO supplier contracts.

Our contracting process is guided by what we believe is the industry's most comprehensive GPO Code, which supports healthy competition while encouraging new and innovative products to enter the market. Our sourcing process ensures that factors beyond price are given serious and appropriate consideration. Clinical efficacy and improved patient care are especially important to us and to our members.

GPO Supplier Selection Process

Sourcing Committees

We facilitate service line-specific sourcing committees to determine which suppliers are awarded group purchasing contracts. More than 430 individuals – collectively representing more than 135 of our U.S. hospital members – sit on one of our 29 strategic sourcing committees. These committees advise on ways to improve the development, quality and value of our products and services.

Clinical Councils and Selection Criteria

Our supplier selection criteria vary by category and are created by our internal Clinical Councils with member subject-matter expertise on the product category being reviewed. Our Clinical Councils are comprised of multidisciplinary members with backgrounds including pharmacy, laboratory, nursing, surgical and cardiovascular areas. Clinical Councils establish the core evaluation framework that best accounts for safety regulations, clinical trials, product reviews and applicable certifications related to key assessment factors such as:

+ Quality
+ Safety
+ Clinical impact
+ Cost effectiveness
+ Physician preference
+ Environmental impact
+ Diversity
+ Breakthrough potential
+ Member input

We partner with a third-party supply chain management provider for ongoing supplier and site assessment and monitoring of a broad range of environmental and social issues, including identifying chemical spills; environmental hazards; regulatory changes; labor disruptions or violations; fines; legal actions; and actions under the FDA, European Medicines Agency (EMA), or Occupational Safety and Health Act (OSHA). We also incorporate risk scoring into our supply chain management processes to analyze trends, identify risky suppliers or parts, and mitigate risks where possible.

For more information on our supplier selection criteria, please visit the ***Suppliers*** page on our website.

DIRECT SOURCING

We offer our members the opportunity to purchase products that are directly sourced in the healthcare space through our subsidiary, S2S Global (S2S), primarily for commodity items such as patient gowns, exam gloves, lab coats, masks and incontinence products. We believe that our direct sourcing activities help our members and other customers access a diverse product portfolio and provide transparency related to manufacturing costs and competitive pricing. We market our direct sourcing activities primarily under the PREMIERPRO® brand.

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ETHICS AND COMPLIANCE

Integrity forms the basis of our successful business operations and underpins all our business relationships. Our members rely on our integrity, expertise and professionalism to receive the best products and services at the lowest price. Likewise, suppliers count on us to maintain competitive bidding processes that are fair, timely and understandable.

All suppliers are expected to uphold our high standards and comply with their responsibilities and obligations when doing business with us, including responsible business practices related to human rights and anti-bribery and anti-corruption standards. For more information, please see the ***Supplier Standards*** and ***Suppliers*** sections of our website.

During FY2022, we improved our vendor management with a centralized risk management and compliance cloud-based platform. The solution provides advanced capabilities to ensure vendor compliance with laws and regulations.

GPO AND MEMBER COMMITTEE COMPLIANCE

In providing our group purchasing services, we serve the interests of our member hospitals and health systems and, through them, the patients and communities they serve. Foremost among those interests are good clinical outcomes for patients and cost effectiveness in care processes and resource utilization of supplies, pharmaceuticals and equipment.

We seek to act ethically, accountably and fairly with respect to all participants in the healthcare marketplace. Each GPO is bound by the terms outlined in our GPO Code. During CY2021, 100% of our GPO Member Committee participants completed their annual conflict of interest attestations.

In addition, it is the responsibility of all sourcing committee and advisory subcommittee members to administer our corporate matters honestly and efficiently and to exercise the best care, skill and judgment for the benefit of our company, consistent with our ethical standards. For more information, please see our ***Member Committee Conflict of Interest Policy***.

S2S GLOBAL COMPLIANCE

Given the global footprint of our contract manufacturing suppliers, our corporate social responsibility practices at S2S are paramount. S2S has adopted strong anti-bribery standards and seeks to identify and prevent the occurrence of forced labor and human trafficking in our supply chain through training. In CY2021, 100% of S2S employees and other personnel who work with S2S completed this education. An ongoing internal evaluation of potential risks is monitored by our Legal and Compliance departments. Our anonymous third-party reporting portal, Premier's WorkSmart Integrity Helpline, is available to anyone to report unethical behavior, misconduct, and suspected criminal or illegal activity.

VENDOR GRIEVANCE PROCESS

Our success is firmly rooted in developing mutually beneficial relationships with our vendors. We take vendor grievances seriously and offer several ways to resolve possible issues. We have our own vendor grievance process to ensure a vendor's ability to access our contracting staff and leadership to address concerns or complaints relating to the contracting award process or decisions. Concerns, grievances and complaints are reviewed by the Vendor Grievance Review Panel. Their recommendations and suggested courses of action (after approval by a member sourcing committee) are considered final.

In addition to our vendor grievance process, a vendor may request further review of any outstanding concerns through the Healthcare Group Purchasing Industry Initiative (HGPII) Independent Evaluation Process, facilitated by the American Arbitration Association® (AAA). For CY2021, there were no grievances filed by suppliers. For more information, please see our ***Vendor Grievance Policy***.

PRODUCT QUALITY AND SAFETY

We act as a trusted connection point for healthcare providers, suppliers and the government by seeking to promote access to safe, high-quality products throughout our supply chain.

SECURE PRODUCTS AND SERVICES

Premier is committed to providing secure products and services that meet compliance and reporting needs. We share our best practices and provide easy access to compliance documentation. Premier's security, third-party audits and certifications, documentation, and legal commitments help support customer compliance and products regularly undergo independent verification of their security, privacy, and compliance controls, achieving certifications, attestations of compliance, or audit reports against stringent standards. As a part of the independent verification process, third-party auditors examine our end-to-end security practices, including data centers, infrastructure and operations, at a regular cadence.

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GPO QUALITY AND SAFETY ASSURANCE

Our GPO operational contracting analysis is designed to ensure that products provided by GPO suppliers are FDA-approved as required and perform as intended in a safe and effective manner. Several resources are used to gather information about products, including randomized controlled trials published in peer-reviewed professional journals, case studies, market guides or product comparisons, field trials, clinical staff surveys, quality monitors, customer satisfaction data, and financial data. In addition, our GPO may evaluate product-related information involving patient and worker safety as well as environmental issues. The Premier GPO does not independently test any products.

RECALL POLICIES AND PROCEDURES

Our Quality and Safety assurance begins with the initial supplier bid submission. During the kickoff stage of our Supplier Selection Process, we require that each supplier disclose information related to product category regulations, including FDA inspection and clearance. Additionally, each supplier must provide its recall policies and procedures, including management of recall notifications, customer engagement, order substitution, and expectations regarding turnaround-time thresholds. This information is reviewed by our service line-specific Sourcing Committees and Clinical Committees.

Contracted suppliers are expected to comply with FDA requirements for actions to be taken related to products (medical devices, drugs, biologic products) that are found to be defective, could pose a risk to health, or are in violation of FDA regulations. This includes notification to the FDA as well as collaboration with our GPO and subject-matter experts to notify members, provide support and advice regarding safety incidents or recalls, and conduct follow-up checks to assure successful resolutions.

S2S QUALITY ASSURANCE AND TRACEABILITY IN DIRECT SOURCING

The Quality Assurance program for our S2S direct sourcing option incorporates industry best practices to deliver high-quality products, traceability and tangible savings. S2S's internal Quality Assurance team, along with the Quality Inspection team from our overseas exclusive sourcing agent, conduct both supplier and product validation throughout the manufacturing process. Members conduct product validation and pre-production evaluation via our S2S Clinical Committee. Member feedback also drives product improvements throughout the contract cycle.

Supplier validation includes third-party auditing covering manufacturing specifications and facility capabilities (e.g., ISO 9001, ISO 13485, GMP, etc.). Products are inspected during production through random sampling prior to shipment and via inbound and random distribution center inspections to monitor product quality and consistency over time.

S2S will develop and deploy formal internal product portfolio training for all S2S employees as it relates to product quality and product safety. Traceability capabilities are facilitated throughout the supply chain fulfilment process by utilizing identifiers on packaging (both inner and outer) such as printed lot numbers, date of manufacture, and unique device identifiers. S2S offers safety data sheets for some of the product offerings provided to members. It also provides customer training and counseling for all product offerings to members.

COUNTERFEIT DRUGS AND TRACEABILITY

Our portfolio of pharmacy contracts covers more than 180 pharmaceutical suppliers and over 15,000 products distributors that are authorized to do business with our suppliers. Distributors engaged in known gray-market activity (e.g., selling Premier private-label products when they are not under contract with Premier) or price gouging on shortage-impacted drugs will not be awarded a contract with us.

Through our pharmacy program, we contract with manufacturers of both commercially manufactured pharmaceuticals and 503B-manufactured pharmaceuticals. These manufacturers either deliver their products directly to the healthcare provider or ship through authorized wholesalers and distributors who abide by Drug Supply Chain Security Act (DSCSA) regulations for tracking and tracing the ownership and delivery of pharmaceuticals. Upon receipt, the provider of a pharmaceutical product can track its movement throughout the supply chain. Our members and contracted distributors abide by DSCSA rules and regulations. We offer supplier contracts for members with three DSCSA track-and-trace technology solutions to assist our members in assuring the integrity of the drug supply chain.

We contract with distributors that purchase pharmaceuticals for our GPO members directly from the manufacturer, thus minimizing the chance for diversion or counterfeiting. In addition, with respect to 503B suppliers that are under contract with Premier and supply drug-shortage products to our members, we have a process whereby we inspect each supplier over the course of the life of the contract.

If a healthcare provider has a question or concern about a pharmaceutical product they purchased from the manufacturer or wholesaler/distributor and that concern is shared with us, we put that provider in touch with the appropriate individuals to discuss the concern and any appropriate action that needs to be taken.

In addition, we are on a variety of FDA and other industry mailing lists and receive immediate notification of any pharmaceutical recalls. This allows us to understand the nature of the recall, if it is a product and/or manufacturer with which we are under contract, and if there is a need to take action.

Our members are alerted to shortages, recalls and other safety incidents through a weekly pharmacy newsletter. Time-sensitive updates on pharmaceuticals are provided to members through email.

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SUPPLY CHAIN ENVIRONMENTAL CONSIDERATIONS

We are committed to supplying our members with products that support the health of their patients, staff and communities. As part of this commitment, our Sourcing Committees include data on environmental impact in their contracting decisions. Enabled by our data-driven approach, forward-thinking supply chain teams are driving continued green innovations in healthcare that cut costs over the long-term, reduce environmental impact, and minimize negative consequences on public health.

ENVIRONMENTAL ASSESSMENT PROCESS

We work with suppliers to ensure that environmental sustainability information is made available before purchasing decisions are made. We request extensive information from our suppliers on environmentally preferable policies and practices and are guided by our Environmentally Preferred Purchasing (EPP) Advisory Council. The EPP Advisory Council is comprised of sustainability, supply chain and facilities specialists from a cross-section of member health systems. It reviews and advises on upcoming contracts from a sustainability perspective. The EPP Advisory Council also acts as a forum for members to discuss best practices to promote sustainability in healthcare, solve common challenges, and drive continuous improvement.

Our sourcing process includes questions about the existence of chemicals of concern, recyclable or recycled packaging, and responsible product resources. The Chemical Footprint Project (CFP) provides an independent assessment solution to help track and encourage the use of safer chemicals. As a CFP signatory, and through the support of our individual members, we help accelerate the adoption of safer and environmentally sustainable chemicals by industry suppliers.

Recent updates to our supplier questionnaires include questions specifically addressing suppliers' Scope 1 and Scope 2 emissions. These include whether suppliers are measuring their emissions and reporting them publicly, if they have been independently verified, and what their emission reduction plans are. We expect the data we obtain to help Premier support its suppliers as well as its members on their path to net zero.

Contracted products with environmental attributes are highlighted in our product catalog for use by our member health systems as part of our work to integrate critical environmental impact data for medical and non-medical products into the purchasing process for hospitals, health systems and other provider organizations.

TRANSPORTATION AND LOGISTICS

We provide our GPO members with direct sourcing options through our subsidiary, S2S. While most of these direct-sourced items are produced by suppliers in Southeast Asia, we continue to explore opportunities to create a more resilient healthcare supply chain by partnering with healthcare providers and suppliers to increase domestic and near-shore production of PPE and other critical supplies.

We rely on third-party transportation providers who use fuel and energy on our behalf to transport our directly sourced goods via various modes of transportation, including air, ocean and road. We take a holistic approach to optimize delivery efficiencies between our members and suppliers.

Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

We employ eco-friendly practices at our leased distribution centers in Riverside, California, and Charlotte, North Carolina:

- **Cardboard and pallets reused for multiple shipments.**
- **Energy-efficient bulbs and natural light used throughout our facilities.**
- **Electric forklifts used for loading and unloading.**
- **Electronic scanners utilized to reduce paper use.**

SUPPORTING SUSTAINABILITY INITIATIVES

Recognizing that the enormous challenge of improving healthcare's environmental footprint can only be solved by close cooperation, we foster ties with all concerned parties. Premier is a Premier Affiliate Partner of Practice Greenhealth, the foremost NGO operating in the healthcare sustainability space. We have also collaborated closely with Healthcare Anchor Network (HAN), providing feedback on how GPOs can support HAN's dual objectives of supporting local economies and furthering environmental justice. Through these efforts, we are working to address the healthcare sector's role in climate change.

We also work with member health systems to advance their own sustainability initiatives in a cost-effective and efficient way, utilizing environmental analytics in the contracting process and offering a database with environmental and human health impact data integrated at the product level. We support members pursuing the elimination of chemicals of concern from certain product categories in accordance with industry guidelines established by Practice Greenhealth and HAN. Other member programs we help support include:

- Reducing waste through reprocessing.
- Using products with recyclable packaging and content
- Decreasing greenhouse gas (GHG) emissions.
- Lowering energy usage through the purchase of energy-efficient electronics.

Combining member purchasing data within our GPO supply chain with our EPP supplier information allows our members to track and monitor compliance with their environmental objectives and sustainability goals.

SUPPLIER DIVERSITY

As an organization built on the foundation of transforming healthcare within communities across the country, we recognize that supplier diversity is an important component of our members' success. Diverse suppliers help our hospitals create jobs and improve life in the communities they serve.

SUPPLIER DIVERSITY PROGRAM

We appreciate the challenges that minority- and women-owned companies and small businesses have with reach and access, therefore we created a Supplier Diversity Program to provide them the opportunity to partner with us.

Our Supplier Diversity Program supports our members by:

- Ensuring that diverse suppliers are proactively considered for contracting opportunities.
- Encouraging contracted suppliers to support and procure from diverse suppliers.
- Supporting and facilitating procurement from diverse suppliers.
- Including diverse suppliers in our contract portfolio.

The program is also a strategic pillar of our DEIB strategy. For further information, please see the DEIB section of this report.

THE SEEDS PROGRAM

Premier's Sourcing Education and Enrichment for Diverse and Small Suppliers (SEEDS) program aims to increase the number of small, diverse and regional enterprises doing business with members of our healthcare alliance. It lends support to diverse and small business enterprises including, coaching, mentoring, business educational tools and a stair-stepped approach to help them develop and grow strategic long-term relationships.

Premier's GPO portfolio includes

~340 contracts

with ***diverse companies and small business*** enterprises representing

250+ suppliers.

In CY2021, Premier members spent over

$1 billion

with diverse companies and small business enterprises.

Premier's FY2023 goals include:

1. ***Developing Access to Capital Strategy to offer diverse businesses a high-level assessment of market opportunities and approaches.***
2. ***Enhancing coaching and mentoring to help minority- and women-owned companies scale their Premier contract with our members and the healthcare industry.***
3. ***Helping potential incubations that have validated market opportunity.***

Premier's FY2023 annual incentive plan includes a strategic goal focused on increasing member spend through diverse suppliers in our GPO contract portfolio.

Recent updates to our supplier questionnaires include questions specifically addressing suppliers' Scope 1 and Scope 2 GHG emissions. These include whether suppliers are measuring their GHG emissions and reporting them publicly, if they have been independently verified, and what their GHG emission reduction plans are. We expect the data we obtain to help Premier support its suppliers as well as its members on their path to net zero.

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In CY2021, Premier convened a member-led cohort to begin developing strategies to rethink and rapidly evolve our inclusion, award and development criteria. We believe that rising tides lift all boats and that all organizations in the supply chain must have aligned goals and objectives so our entire industry can successfully address these long-standing inequities across the nation. To demonstrate our collective commitment to action, Premier has begun propelling this incredibly important initiative.

On a combined basis, our diverse supplier purchasing spend grew 4% in CY2021 compared with CY2020. In CY2021, our diverse suppliers enjoyed 4% year-over-year growth in purchasing spend compared to CY2020. We continue to evolve our strategies to focus on socioeconomic development and growth of communities through minority- and women-owned businesses.

We believe the increased use of our Supplier Diversity Program will drive better healthcare outcomes, strengthen local economies, and develop a more robust supplier-diversity ecosystem for the healthcare industry. To further support and expand our Supplier Diversity Program, Premier is a corporate member of the following advocacy organizations:

- National Minority Supplier Development Council
- Women's Business Enterprise National Council
- Healthcare Supplier Diversity Alliance
- Healthcare Group Purchasing Industry Initiative

SUPPLIER RESILIENCY AND DISASTER RESPONSE

We have a program in place designed to promote domestic and geographically diverse manufacturing and ensure a robust and resilient supply chain for essential medical products. It is intended to provide a means to invest in businesses that can supply shortage products, co-fund the development of affordable products that address specific market needs and create strategic sourcing contracts to ensure continuous supply. We believe this program is most successful when we can partner with our members on these initiatives, such as:

- Partnered with our members to invest in Prestige Ameritech, a domestic manufacturer of masks and other PPE, for a direct source of critical supplies.
- Created a joint venture with our members and DeRoyal Industries, Inc., a global medical manufacturer dedicated to the domestic production of isolation gowns.
- Collaborated with Honeywell to expand U.S. production of nitrile exam gloves.
- Partnered with leading health systems to invest in Exela Pharma Sciences, LLC, to support U.S.-based drug supply and manufacturing.

We also partner with health systems to find ways to deliver critical drugs that pharmacists and clinicians need to serve their patients. Guided by our member health systems, including our National Pharmacy Committee, we are bringing an increased supply of generic drugs back to market to fill hospitals' critical needs and help alleviate the drug shortage. Through our national drug initiatives, we have helped supply members with nearly 150 shortage drugs. Specifically, we created ProvideGx® to invest in innovative new business models and partnerships to address drug shortages, including partnering with high-quality generic drug manufacturers that can supply shortage products, co-funding the development of affordable products that address specific market needs, and securing contracts for active pharmaceutical ingredients to ensure a continuous supply as well as strategic sourcing agreements.

DISASTER RESPONSE COMMUNITY TEAM

Our dedicated Disaster Response Community team ensures business continuity for our members during a hurricane, fire, tornado or other emergency. We serve as an extra set of hands and legs operating as conduits for information and preparedness. Our team constantly monitors all areas of the U.S. for earthquakes, wildfires, hurricanes and other disruptive events that could potentially affect our members, suppliers or employees. We are frequently in contact with local, state and national government organizations such as Federal Emergency Management Agency (FEMA), Cybersecurity and Infrastructure Security Agency (CISA), National Hurricane Center (NHC), and the appropriate State Emergency Management Agency during disasters. The communication about these events and disasters is distributed across our membership and posted to our Disaster Response Communities site.

The global supply chain continues to experience unprecedented disruptions, which are affecting multiple economies and industries, including the U.S. healthcare industry. The rising costs of energy, transportation, food and labor and the Russia-Ukraine War present additional challenges. Within this dynamic environment, Premier continues to arm our members with the information, tools and support needed to tackle cost imperatives and provide vital supplies to care for patients. Our team remains committed to supporting healthcare providers and suppliers in finding innovative ways to solve these issues and enable health systems and other healthcare providers access to critical supplies.

IN THIS SECTION MANAGING OUR CLIMATE IMPACT A healthy planet means healthy people. As a healthcare improvement company, we strive to reduce our environmental impact and are continually working toward sustainable business operations. 2022 HIGHLIGHTS + Conducted our inaugural greenhouse gas (GHG) assessment, baselining our carbon footprint by calculating our Scope 1 and Scope 2 emissions for FY2020 and FY2021. + Worked to develop a cadence of data collection from our property managers to enhance our future GHG assessments and better understand the impact of gas, power and water consumption at our facilities. + Developed an Environmental Policy Statement to signal full commitment to our sustainability initiatives to our internal and external stakeholders. ENVIRONMENTAL + Reduced our operational footprint by subleasing two facilities with a third facility being marketed for sublease and successfully repurposed or recycled over 90% of furniture, fixtures, IT equipment and other supplies from these facilities as our MANAGEMENT employees transitioned to fully remote work.

Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

We are committed to protecting and enhancing the environment. As part of our efforts to improve the health of our nation's communities, we pursue our mission as prudent stewards of the environment. We strive to identify products and services that not only help our members to protect the environment (as discussed in the section on Responsible Supply Chain) but also seek to integrate environmentally friendly practices into our own operations.

MANAGING OUR CLIMATE IMPACT

Premier recognizes that human health is inextricably linked to the planet's health. Climate change has and will continue to increase the incidence and complexity of many health issues like asthma, especially in vulnerable and disadvantaged populations. Climate change is also expected to trigger physical and economic impacts, including infrastructure and supply chain disruptions.

We are cognizant of our duty to reduce the environmental impact of our operations in a fiscally responsible manner and are taking steps to shore up our own resilience and adaptability, as detailed in the Environmental Considerations in Supply Chain section of this report. We are utilizing a phased approach to understand our baseline impact as an organization, establish effective governance and oversight structures, and identify the next steps to take to do our part in a transition to a low-carbon economy.

GREENHOUSE GAS ASSESSMENT

This year, Premier engaged an external consultant to baseline our FY2020 and FY2021 greenhouse gas (GHG) emissions. Scope 1 and Scope 2 GHG emissions, as defined below, were calculated for our U.S. offices and data centers:

Scope 1 – direct emissions from Premier-owned or controlled assets.

Scope 2 – indirect emissions from purchased electricity.

The results of Premier's GHG assessment are shown in the table to the right.

Based on our assessment, we found that approximately 43% of our Scope 1 and Scope 2 emissions are from our collocated data centers, while our corporate headquarters in Charlotte comprises about another 28% of emissions. Our total Scope 1 and Scope 2 emissions decreased from FY2020 to FY2021, primarily driven by reduced electricity consumption in Premier's headquarters building and a reduction in overall operating space. We also reduced our GHG intensity by revenue between FY2020 and FY2021. For more information on how we are reducing our energy consumption from our corporate offices and data centers, please see the Energy Management section of this report.

Premier faces certain limitations in reducing its Scope 1 and Scope 2 emissions as all our offices are leased. Nevertheless, we will seek to continue to consolidate our real estate portfolio where feasible and partner with our landlords to integrate environmentally friendly practices. We also recognize that our business in supply chain services means that measuring our Scope 3 emissions will be integral to reducing our carbon footprint. We plan to calculate and report on Scope 3 categories in the future.

We are striving to standardize our processes to improve data collection for our greenhouse gas assessment, closing data gaps to enhance year-over-year reporting. Using the insights gleaned from the initial baseline GHG assessment, we also plan to collaborate with our stakeholders to develop a carbon reduction strategy and goals, evaluate carbon offset options, align with the Task Force on Climate-Related Financial (TCFD) framework in future sustainability reporting, and complete the CDP (formerly the Carbon Disclosure Project) questionnaire.

***U.S. EMISSIONS** (IN $MTCO_2E$[1])*

EMISIONS CATEGORY	FY2020	FY2021
Scope 1 Emissions	424.61	437.56
Location-based[2] Scope 2 Emissions	2,052.46	2,012.81
Market-based[3] Scope 2 Emissions	1,645.89	1,595.56
Total Scope 1 and Location-based Scope 2 Emissions	2,477.06	2,450.37
Total Scope 1 and Market-based Scope 2 Emissions	2,070.50	2,033.12
Location-based GHG Intensity by Floor Area ($MTCO_2e$/1,000 square feet)	6.53	6.50
Location-based GHG Intensity by Revenue ($MTCO_2e$/$1 million)	1.91	1.42

1 Metric Tons of Carbon Dioxide equivalent. Total emissions numbers may not sum due to rounding.
2 Location-based emissions are those estimated based on local grid power sources.
3 Market-based emissions are those estimated after factoring in power purchase agreements and renewable energy certificates.

Premier's 2021 Location-Based Emissions Breakdown


Data Centers - 42.7%
Premier HQ (Charlotte) - 27.8%
Other Facilities - 29.4%

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Premier's HQ in Charlotte, North Carolina is LEED-CS Gold Certified, ENERGY STAR Certified and WELL Health-Safety Rated.

ENVIRONMENTAL POLICY

This year, Premier developed and published an *Environmental Policy* to continue to build organizational alignment on environmental issues. The policy was affirmed by Premier's Board and senior management and represents a clear step toward a broader climate strategy.

ENERGY MANAGEMENT

As a national organization, we seek to optimize our energy usage across our operations. Where feasible, we support a remote work environment for our employees. Today, most of our employees are fully remote, lowering our energy demands and decreasing our carbon footprint. To that end, we are also piloting a hybrid work schedule in which employees may elect a combination of work from home, work in a Premier office, or work elsewhere.

We lease all our office space, including our corporate headquarters (HQ) in Charlotte, North Carolina, and nine smaller satellite office locations across the U.S., two of which are subleased through the remaining lease term.

ENERGY MANAGEMENT AT OUR CHARLOTTE HQ

Our HQ building is managed by Northwood Office and is LEED®-CS Gold certified, with LEED-CI principles applied within the interior build-out design. Northwood utilizes Trane Tridium Niagara Framework® technology for its energy management system.

For the second straight year, Northwood Office also received the 2022 ENERGY STAR Partner of the Year Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy. To earn the certification, Northwood Office made several enhancements to our HQ, including:

+ Optimized the building HVAC run times, setpoints and staggered starts via the Building Automation System (BAS).
+ Serviced all HVAC equipment three times a year through preventative maintenance contracts with top-rated mechanical contractors.
+ Continued its commitment to installing only LED lighting since 2017, resulting in a 100% conversion rate to LED.

ONGOING EFFORTS AT OTHER FACILITIES

At our other office facilities, we have taken several steps to promote energy conservation. Premier has occupancy sensors in most of our office locations, allowing us to reduce power consumption if there is no occupancy on the floors or in the buildings. We are currently evaluating converting our light switches to light sensors in our Washington, D.C. location. In addition, our landlord at our Hudson, Ohio location is evaluating our space and other tenant spaces in the building for conversion to light sensors, timers, and or LED fixture replacements with projected timeline of FY2023. We currently have an ongoing initiative to replace all interior lighting with LED bulbs where possible and provide LED fixtures for any fixture replacements.

Where applicable, in conjunction with our property management teams, Premier participates in electricity curtailment events. During these events, Premier turns off any devices that are not in use and minimizes lighting to only what is necessary for safety and productivity.

We incorporate LED lighting requirements in all new leases that cover future build-out or space renovations and install motion-sensor lighting with auto-shutoff features when possible. We also work with our landlords to provide special parking for fuel-efficient cars, electric vehicles and carpools. In addition, when scheduling external meetings and conferences, we strive to pursue contracts with facilities that integrate green offerings within their building operations and customer service, such as recycling and water and energy conservation.

ENERGY USE FOR DATA CENTERS

We eliminated our on-site data center from our HQ in 2019, which reduced our equipment and related annual power needs by nearly 40%. By switching to colocated data centers, we leverage economies of scale offered by third-party data center providers to maximize energy efficiency and minimize electricity-related GHG emissions.

Moreover, the third-party data center providers are evolving to integrate ESG considerations and reduce their own operational footprints. Premier's primary production data center in Culpeper, Virginia, is 100% covered by Renewable Energy Certificates (RECs) from U.S. wind Virtual Power Purchase Agreements (VPPAs) and Green-e® wind RECs.

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WASTE AND WATER

We are environmentally conscious in the acquisition, use, maintenance, reuse, recycling and disposal of products and services used throughout our operations. We work with our landlords and suppliers to implement eco-friendly best practices as part of advancing our environmental management strategy, such as:

+ Requesting cleaning vendor partners to support "green" practices such as using eco-friendly products, HEPA-filter vacuums, recycling implements, and energy- and water-efficient cleaning equipment.
+ Repurposing office furnishings to local charitable organizations, schools, churches, community organizations and our employees (by auction).

As some of our employees have transitioned to fully remote work, we have been able to reduce our operational footprint and sublease three facilities. During this process, we successfully repurposed or recycled over 90% of furniture, fixtures and supplies from these facilities. We were also able to repurpose or recycle 100% of our dedicated IT equipment from those facilities through qualified e-waste partners.

The facilities service company for our Charlotte HQ building was awarded the Cleaning Industry Management Standard (CIMS)-Green Building Certification with Honors by ISSA, the World Cleaning Industry Association. The award is given to those companies that demonstrate a commitment to the delivery of environmentally preferable services designed to meet customer needs and expectations.

ELECTRONIC WASTE RECYCLING

Electronic waste (e-waste) recycling is an ongoing process, and we have recycled over 12 tons of IT equipment in the past six years. We are a member of e-Stewards Enterprise, which recognizes electronics recyclers that meet certified standards for responsible recycling practices. We also offer a computer drawing twice a year to our employees for the opportunity to purchase refurbished, previously used Premier computers with a portion of the proceeds being donated to a nonprofit organization.

As we decommissioned our on-site data center in 2019 and transitioned to outsourced data centers, we recycled and/or repurposed 49 server racks, 200 UPS batteries, 22 in-line CRAC (HVAC) units, a 1,000 kW Caterpillar generator and enclosure, and 5,800 pounds of copper cabling and piping.

WASTE REDUCTION IN MEMBER HOSPITALS

Reducing waste produced by our members reduces the impacts from the entire product lifecycle. We facilitate waste reduction through the contracts we offer. Reprocessing, both as a standalone contract and in the form of blended codes, eliminates significant quantities of waste for our members. For example, one reprocessing contract alone at Premier saved a million pounds of waste from going to a landfill last year. We also offer items on contract, such as reusable waste disposal or sterilization containers, which have the potential to eliminate hundreds or even thousands of pounds of unrecyclable waste at any system that deploys them.

IN THIS SECTION ESG DATA TABLE SUSTAINABILITY ACCOUNTING STANDARDS BOARD (SASB) U.N. SUSTAINABLE DEVELOPMENT GOALS (SDGs) ESG MATERIALITY ASSESSMENT DEFINITIONS APPENDIX

Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

ESG DATA TABLE

For additional reference, the following table highlights key ESG metrics and resources related to our operations:

	FY2022	FY2021
ETHICS AND COMPLIANCE[1]		
Board ESG Oversight	*Nominating and Governance Committee Charter*	
Board Composition	***As of 10/19/2022***	***As of 10/20/2021***
Total Directors	10	10
Average Age (Years)	63	62
Average Tenure (Years)	5	5
Independent Directors (#)	9	9
Independent Directors (%)	90%	90%
Women (#)	3	3
Women (%)	30%	30%
Underrepresented Minorities (#)	1	1
Underrepresented Minorities (%)	10%	10%
Ethics and Compliance Policies	*2021 Annual Compliance Report* *Code of Conduct* *Conflict of Interest Policy* *Anti-Bribery Policy* *Human Trafficking Policy* *Whistleblower Policy* *WorkSmart Integrity Hotline*	
Reports to Whistleblower Hotline (#)	0	0
Types of Whistleblower Reports	Not Applicable	Not Applicable

	FY2022	FY2021
ETHICS AND COMPLIANCE		
Government Relations		
Political Contributions through Employee PAC	Total Employee Contributions: $109,114 Total Political Contributions: $152,500	Total Employee Contributions: $123,334 Total Political Contributions: $56,500
Total Lobbying Expenditures	$1,070,000	$3,540,000
OUR PEOPLE AND CULTURE		
Total Head Count (#)	~2,600	~2,600
Total Employee Turnover Rate (%)	18%	11%
Voluntary Employee Turnover Rate (%)	14%	9%
Involuntary Employee Turnover Rate (%)	4%	2%
Employee Diversity		
Total Employee Diversity (%)		
Women	54.6%	53.3%
Asian	10.9%	10.7%
Black or African American	10.0%	9.6%
Hispanic or Latino	3.6%	3.8%
White	72.3%	73.2%
Other[2]	2.7%	2.7%

1 For additional information on Premier's ethics and compliance programs and practices, please see the ***Ethics and Compliance*** and ***Governance Documents*** sections of our website.
2 Includes full-time employees who self-identify as Native Hawaiian, Pacific Islander, American Indian, Alaskan Native, or two or more races.

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ESG DATA TABLE

For additional reference, the following table highlights key ESG metrics and resources related to our operations:

	FY2022	FY2021
OUR PEOPLE AND CULTURE		
Diversity by Role (%)		
Manager Level and Above		
Women	51.7%	51.9%
Asian	7.6%	7.3%
Black or African-American	6.2%	5.7%
Hispanic or Latino	3.2%	3.4%
White	80.7%	81.4%
Other[3]	2.1%	2.1%
Employees Eligible for 401(k) (%)	99.0%	99.0%
Employer 401(k) Match (%)	100% of first 3% and 50% of next 2%	100% of first 3% and 50% of next 2%
Employee Resource Groups (#)	9	10
IMPROVING COMMUNITY HEALTH		
Total Charitable Giving[4]	$208,894	$278,751
Total Employee Volunteer Hours	329	288
RESPONSIBLE SUPPLY CHAIN		
Group Purchasing Code of Conduct		
Supplier Standards		
Contract Portfolio Comprised of Diverse Suppliers (including agreements with minority-, women- and veteran-owned companies and small business enterprises) (%)	11%	12%

	FY2021	FY2020
ENVIRONMENTAL MANAGEMENT		
U.S. Greenhouse Gas (GHG) Emissions ($MTCO_2e$[5])		
Scope 1 Emissions	437.56	424.61
Location-based Scope 2 Emissions[6]	2,012.81	2,052.46
Market-based Scope 2 Emissions[7]	1,595.56	1,645.89
Total Scope 1 and Location-based Scope 2 Emissions	2,450.37	2,477.06
Total Scope 1 and Market-based Scope 2 Emissions	2,033.12	2,070.50
Location-based GHG Intensity by Floor Area ($MTCO_2e$/1,000 square feet)	6.50	6.53
Location-based GHG Intensity by Revenue ($MTCO_2e$/$1 million)	1.42	1.91

3 Includes full-time employees who self-identify as Native Hawaiian, Pacific Islander, American Indian, Alaskan Native, or two or more races.
4 Includes cash donations, matched donations, and Volunteer Hours Program.
5 Metric tons of carbon dioxide equivalent. Total emissions numbers may not sum due to rounding.
6 Location-based emissions are those estimated based on local grid power sources.
7 Market-based emissions are those estimated after factoring in power purchase agreements and renewable energy certificates.

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SUSTAINABILITY ACCOUNTING STANDARDS BOARD

The tables below incorporate accounting standards from the SASB related to Health Care Distributors (HC-DI) as well as relevant topics from Medical Equipment and Supplies (HC-MS) and Software and IT Services (TC-SI). It includes references to sections within this report where specific topics are discussed in further detail.

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: HEALTHCARE DISTRIBUTORS

SASB TOPIC	ACCOUNTING METRIC	SASB CODE	RESPONSE
FLEET FUEL MANAGEMENT	Payload fuel economy.	HC-DI-110a.1	We rely on third-party transportation providers who use fuel and energy on our behalf to transport our directly sourced goods via various modes of transportation and therefore do not have operational control of the fuel consumption needed to calculate this metric.
	Description of efforts to reduce the environmental impact of logistics.	HC-DI-110a.2	We exercise a process of continual feedback and refinement to optimize practices that minimize the time, cost and environmental impact of our order fulfillment operations. For more information, see the ***Transportation and Logistics*** section of this report.
PRODUCT SAFETY	Total amount of monetary losses as a result of legal proceedings associated with product safety.	HC-DI-250a.1	In FY2022, Premier incurred no monetary losses that resulted from legal proceedings associated with product safety.
	Description of efforts to minimize health and safety risks of products sold associated with toxicity/chemical safety, high abuse potential or delivery.	HC-DI-250a.2	See the ***Product Quality and Safety*** section of this report.

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: HEALTHCARE DISTRIBUTORS

SASB TOPIC	ACCOUNTING METRIC	SASB CODE	RESPONSE
COUNTERFEIT DRUGS	Description of methods and technologies used to maintain traceability of products throughout the distribution chain and prevent counterfeiting.	HC-DI-260a.1	See the ***Counterfeit Drugs and Traceability*** section of this report.
	Discussion of due diligence process to qualify suppliers of drug products and medical equipment and devices.	HC-DI-260a.2	See the ***Product Quality and Safety*** section of this report.
	Discussion of process for alerting customers and business partners of potential or known risks associated with counterfeit products.	HC-DI-260a.3	See the ***Counterfeit Drugs and Traceability*** section of this report.

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Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

SUSTAINABILITY ACCOUNTING STANDARDS BOARD

The tables below incorporate accounting standards from the SASB related to Health Care Distributors (HC-DI) as well as relevant topics from Medical Equipment and Supplies (HC-MS) and Software and IT Services (TC-SI). It includes references to sections within this report where specific topics are discussed in further detail.

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: HEALTHCARE DISTRIBUTORS			
SASB TOPIC	**ACCOUNTING METRIC**	**SASB CODE**	**RESPONSE**
PRODUCT LIFECYCLE MANAGEMENT	Discussion of strategies to reduce the environmental impact of packaging throughout its lifecycle.	HC-DI-410a.1	See the ***Supply Chain Environmental Considerations*** section of this report.
	Amount (by weight) of products accepted for take-back and reused, recycled or donated.	HC-DI-410a.2	This data is not collected at this time. See the ***Supply Chain Environmental Considerations*** section of this report for more information on how we incorporate environmental considerations into our services.
BUSINESS ETHICS	Description of efforts to minimize conflicts of interest and unethical business practices.	HC-DI-510a.1	See the ***Ethics and Compliance*** section of this report.
	Total amount of monetary losses as a result of legal proceedings associated with bribery, corruption or other unethical business practices.	HC-DI-510a.2	In FY2022, Premier did not incur any losses as a result of legal proceedings associated with bribery, corruption or other unethical business practices.

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: MEDICAL EQUIPMENT AND SUPPLIES			
SASB TOPIC	**ACCOUNTING METRIC**	**SASB CODE**	**RESPONSE**
PRODUCT DESIGN AND LIFECYCLE MANAGEMENT	Discussion of process to assess and manage environmental and human health considerations associated with chemicals in products and meet demand for sustainable products.	HC-MS-410a.1	See the ***Supply Chain Environmental Considerations*** section of this report.
SUPPLY CHAIN MANAGEMENT	Percentage of (1) entity's facilities and (2) Tier I suppliers' facilities participating in third-party audit programs for manufacturing and product quality.	HC-MS-430a.1	See the ***Supply Chain Services*** section of this report.
	Description of efforts to maintain traceability within the distribution chain.	HC-MS-430a.2	See the ***Counterfeit Drugs and Traceability*** section of this report.
	Description of the management of risks associated with the use of critical materials.	HC-MS-430a.3	See the ***Supply Chain Services*** section of this report.

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SUSTAINABILITY ACCOUNTING STANDARDS BOARD

The tables below incorporate accounting standards from the SASB related to Health Care Distributors (HC-DI) as well as relevant topics from Medical Equipment and Supplies (HC-MS) and Software and IT Services (TC-SI). It includes references to sections within this report where specific topics are discussed in further detail.

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: SOFTWARE AND IT SERVICES			
SASB TOPIC	**ACCOUNTING METRIC**	**SASB CODE**	**RESPONSE**
ENVIRONMENTAL FOOTPRINT OF HARDWARE INFRASTRUCTURE	(1) Total energy consumed, (2) percentage grid electricity, (3) percentage renewable.	TC-SI-130a.1	For FY2021: 1) 6,781,056 kWh, (2) 100%, (3) 20.4%[1]
	(1) Total water withdrawn, (2) total water consumed, percentage of each in regions with high or extremely high baseline water stress.	TC-SI-130a.2	This data is not tracked at this time.
	Discussion of the integration of environmental considerations into strategic planning for data center needs.	TC-SI-130a.3	See the ***Energy Management*** section of this report.
DATA PRIVACY AND FREEDOM OF EXPRESSION	Description of policies and practices relating to behavioral advertising and user privacy.	TC-SI-220a.1	Premier aligns digital activities with the laws of the nations in which we operate. Premier's Privacy Statement is reviewed and updated with reference to standardized processes and tools to help us comply with applicable laws. In addition, Premier maintains a number of internal privacy-related policies to ensure that we have a comprehensive approach to privacy management.

1 Approximately 20.4% of Premier's energy use is from our primary production data center in Culpeper, VA, (owned and operated by Equinix) which is 100% covered by renewable Energy Certificates (RECs).

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: MEDICAL EQUIPMENT AND SUPPLIES			
SASB TOPIC	**ACCOUNTING METRIC**	**SASB CODE**	**RESPONSE**
DATA PRIVACY AND FREEDOM OF EXPRESSION	Number of users whose information is used for secondary purposes.	TC-SI-220a.2	The use of user information is described in our ***Privacy Policy***.
	Total amount of monetary losses as a result of legal proceedings associated with user privacy.	TC-SI-220a.3	In FY2022, Premier did not incur any losses, fines or penalties resulting from legal proceedings related to user privacy.
	(1) Number of law enforcement requests for user information, (2) number of users whose information was requested, (3) percentage resulting in disclosure.	TC-SI-220a.4	In FY2022, Premier's Chief Privacy Officer did not receive any requests from government or law enforcement related to user information. Consequently, there were no users whose information was requested and no resulting disclosures. This response excludes requests, if any, that Premier is prohibited from disclosing by law.
	List of countries where core products or services are subject to government-required monitoring, blocking, content filtering or censoring.	TC-SI-220a.5	Premier's products and services are subject to customer oversight and contract terms but are not otherwise subject to government-required monitoring (other than applicable regulatory requirements), blocking, content filtering or censoring.

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Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

SUSTAINABILITY ACCOUNTING STANDARDS BOARD

The tables below incorporate accounting standards from the SASB related to Health Care Distributors (HC-DI) as well as relevant topics from Medical Equipment and Supplies (HC-MS) and Software and IT Services (TC-SI). It includes references to sections within this report where specific topics are discussed in further detail.

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: SOFTWARE AND IT SERVICES

SASB TOPIC	ACCOUNTING METRIC	SASB CODE	RESPONSE
DATA SECURITY	(1) Number of data breaches, (2) percentage involving personally identifiable information (PII), (3) number of users affected.	TC-SI-230a.1	See the ***Cyber Risk Management, Data Security and Customer Privacy*** section of this report.
DATA SECURITY	Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards.	TC-SI-230a.2	Premier maintains a formal Information Security Risk Management Program to continually identify, assess, mitigate, report, and monitor security risks across the enterprise. Premier's Information Security Risk Management and Compliance (ISRMC) team reviews and evaluates the risks identified in the program at least annually. For more information see the ***Cyber Risk Management, Data Security and Customer Privacy*** section of this report.
RECRUITING AND MANAGING A GLOBAL, DIVERSE AND SKILLED WORKFORCE	Percentage of employees that are (1) foreign nationals and (2) located offshore.	TC-SI-330a.1	For FY2022: 1) 2% 2) 0%

SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: SOFTWARE AND IT SERVICES

SASB TOPIC	ACCOUNTING METRIC	SASB CODE	RESPONSE
RECRUITING AND MANAGING A GLOBAL, DIVERSE AND SKILLED WORKFORCE	Employee engagement as a percentage.	TC-SI-330a.2	Employee engagement score vs. global benchmark as of March 2022: 78 (benchmark: 76). For more information, see the ***Recruitment, Engagement and Retention*** section of this report.
RECRUITING AND MANAGING A GLOBAL, DIVERSE AND SKILLED WORKFORCE	Percentage of gender and racial/ethnic group representation for (1) management, (2) technical staff and (3) all other employees.	TC-SI-330a.3	See ***ESG Data Table*** above.
INTELLECTUAL PROPERTY PROTECTION AND COMPETITIVE BEHAVIOR	Total amount of monetary losses as a result of legal proceedings associated with anti-competitive behavior regulations.	TC-SI-520a.1	In FY2022, Premier did not experience a monetary loss as a result of legal proceedings associated with anti-competitive behavior regulations.

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Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management SUSTAINABILITY ACCOUNTING STANDARDS BOARD The tables below incorporate accounting standards from the SASB related to Health Care Distributors (HC-DI) as well as relevant topics from Medical Equipment and Supplies (HC-MS) and Software and IT Services (TC-SI). It includes references to sections within this report where specific topics are discussed in further detail. SUSTAINABILITY DISCLOSURE TOPICS AND ACCOUNTING METRICS: SOFTWARE AND IT SERVICES SASB SASB TOPIC ACCOUNTING METRIC RESPONSE CODE In FY2022, Premier did not experience Number of (1) performance a performance or downtime issue that issues, (2) service TC-SI- had a material impact on the business disruptions, (3) total 550a.1 that required regulatory reporting to customer downtime. authorities or incurred financial penalties. Risks and potential risks are identified and incidents (man-made disasters, extreme weather, epidemics/ MANAGING pandemics, natural disasters) are SYSTEMIC RISKS FROM tracked that could result in either TECHNOLOGY short- or long-term disruptions. DISRUPTIONS Continuity measures are implemented Description of business TC-SI- and monitored as appropriate across continuity risks related to 550a.2 business and information technology disruptions of operations. operations to mitigate identified potential materially adverse impacts. For more information, see the Enterprise Risk Management and Business Continuity section of this report. 48

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UN SUSTAINABLE DEVELOPMENT GOALS

The U.N. Sustainable Development Goals (SDGs) are a collaborative, global effort to achieve a better and more sustainable future for all. Represented by 17 global goals and 169 targets, the SDGs address challenges of poverty, inequality, climate change, environmental degradation, and peace and justice. Below we have identified the SDGs we believe have the greatest influence and impact through our business strategy, products and services.

GOAL	DESCRIPTION	PREMIER'S ALIGNMENT	REPORT SECTION
3 GOOD HEALTH AND WELL-BEING	Ensure healthy lives and promote well-being for all at all ages.	Premier is driven by our mission to improve the health of communities. We are uniquely positioned to enable better care and outcomes at a lower cost.	***Improving Community Health***
5 GENDER EQUALITY	Achieve gender equality and empower all women and girls.	We believe the positive impact of our Diversity, Equity, Inclusion and Belonging (DEIB) approach is far reaching, not only within our company, but also for the communities and members we serve. Premier is committed to equal opportunity and pay equity in the workplace and has various programs in place to ensure women thrive in our professional environment.	***Our People and Culture***
8 DECENT WORK AND ECONOMIC GROWTH	Promote sustained, inclusive and sustainable economic growth; full and productive employment; and decent work for all.	Through our Sourcing Education and Enrichment for Diverse and Small Suppliers (SEEDS) program, we aim to increase the number of small, diverse and regional enterprises doing business with members of our healthcare alliance; support diverse and small business enterprises; enable them to grow; and provide coaching, mentoring, and business educational tools to help them develop strategic long-term relationships with our members. Premier's commitment to a safe and healthy work environment extends to our overseas supply chain operations. Through our work with Bureau Veritas, an international social compliance audit organization, Premier has established criteria for our contracted manufacturing factories in East and Southeast Asia that require factories to ensure a safe, healthy work environment, compensation that adheres to local law and at no time permits indentured service.	***Responsible Supply Chain***
10 REDUCED INEQUALITIES	Reduce inequality within and among countries.	Through our data and analytics capabilities, collaboratives and other tools, we help healthcare providers better understand underserved populations, the severity of health-related problems and the root causes of disparate outcomes, connecting providers to best practices and care bundles for remediation. Some of the initiatives we have in place to help address the medically underserved include those dedicated to maternal health, opioid abuse, disparity gaps, social determinants of health and chronic health conditions.	***Improving Community Health*** ***Our People and Culture*** ***Responsible Supply Chain***
12 RESPONSIBLE CONSUMPTION AND PRODUCTION	Ensure sustainable consumption and production patterns.	This report constitutes Premier's second year of ESG reporting. We have also established ESG structures, including an ESG Steering Committee that meets quarterly to ensure progress toward our sustainability goals.	***Environmental Management*** ***Ethics and Compliance***
13 CLIMATE ACTION	Take urgent action to combat climate change and its impacts.	This year, Premier completed our inaugural GHG assessment, baselining our carbon footprint by calculating our Scope 1 and Scope 2 emissions for FY2020 and FY2021. Our Environmentally Preferred Purchasing (EPP) Advisory Council helps our GPO members identify sustainable products, packaging and services.	***Environmental Management*** ***Responsible Supply Chain***

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Overview | Ethics and Compliance | Our People and Culture | Improving Community Health | Responsible Supply Chain | Environmental Management | Appendix

ESG MATERIALITY ASSESSMENT DEFINITIONS

The following table lists the definitions of each of the 24 key ESG factors that surfaced through our ESG Materiality Assessment completed during FY2022. Please see page 6 for more information regarding this assessment and how Premier is incorporating it into its approach to ESG.

BUSINESS MODEL AND INNOVATION	
Business Model Resilience and Systemic Risk Management	Preparing for and managing potential crises and risks that may impact the business.
ESG Impacts of Products and Services	Researching, developing and offering products that integrate environmental, social and governance considerations and take advantage of consumer trends and interests in sustainability.
Impacts of Climate Change	Understanding and minimizing the risks associated with climate change and their impacts on the company.
Management of the Legal and Regulatory Environment	Ensuring compliance with applicable laws and regulations and upholding ethics and values when engaging in activities that may influence public policy.
Supply Chain Management and Human Rights	Understanding and ensuring that the entire value chain, including suppliers, aligns with the company's business ethics, including social and environmental performance.
GOVERNANCE AND LEADERSHIP	
Board Independence and Diversity	Promoting and accurately sharing the structure of the company's Board to ensure effectiveness and representation of stockholder values.
Business Ethics	Ensuring that the company's values, standards and norms are ethical and managed throughout business operations.
Governance of "ESG"	Ensuring oversight and management of environment, social and governance topics throughout the company's operations.
Intellectual Property and Anti-Competitive Behavior	Implementing anti-competitive practices and behaviors that address the issues associated with monopolies.
Stakeholder Engagement	Actively seeking input from stakeholders to incorporate into business strategies and priorities.

HUMAN CAPITAL	
Diversity, Equity and Inclusion	Providing a work environment that promotes diversity of gender, ethnicity, sexual orientation, physical ability, age, religious or personal beliefs and socioeconomic background.
Employee Engagement, Training and Development	Implementing programs and policies that attract and retain talent.
Labor Practices and Employee Well-Being	Upholding fair labor practices for all employees.
ENVIRONMENT	
Energy Management	Measuring and minimizing the usage and impacts from the company's data centers and energy consumption.
Environmental Management	Establishing strategies to reduce the environmental impacts and risks throughout the company's operations and facilities.
Greenhouse Gas (GHG) Management	Measuring and minimizing greenhouse gas emissions wherever feasible throughout the company's operations and facilities.
Recycling and Waste Management	Measuring and minimizing the production of waste wherever feasible throughout the lifecycle of the company's products and services.
Water Management	Measuring and minimizing the usage and impacts from water consumption wherever feasible throughout the company's operations and facilities.
SOCIAL CAPITAL	
Access and Affordability	Taking measures to ensure the accessibility and inclusiveness of products and services.
Customer Privacy	Protecting and mitigating the risks associated with personally identifiable information (PII) and user data.
Data Security	Establishing an information and cybersecurity system that is secure, resilient and reliable.
Customer Welfare and Product Safety	Promoting and protecting customer well-being by minimizing the health and safety risks of product offerings.
Philanthropy and Volunteerism	Supporting and establishing positive relations with communities.
Product Quality and Supply Chain Integrity	Establishing and sustaining processes to ensure that products meet quality standards in accordance with regulatory requirements.

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Ethics and Our People Improving Responsible Environmental Overview Appendix Compliance and Culture Community Health Supply Chain Management